 Exhibit 99.38

Private & Confidential

STANDBY PURCHASE AGREEMENT

POLYMET MINING CORP.

and

GLENCORE AG

Dated: April 10, 2013

Exhibit 5.4(f)	Form of Troutman Sanders Opinion

THIS AGREEMENT is entered into as of April 10, 2013

PARTIES:

          POLYMET MINING CORP., (registered in British Columbia) whose registered office is at 700 West Georgia Street, Suite 2500, Vancouver, British Columbia V7Y 1B3 ("PolyMet" or the "Company");

          GLENCORE AG, a corporation formed under the laws of Switzerland whose registered office is at Baarermatstrasse 3, CH-6431, Baar, Switzerland ("Glencore").

WHEREAS

(A)

The Company intends to raise US$60,000,000 by way of a rights offering (the "Rights Offering") to its Shareholders on the terms and conditions set out herein and in the draft Preliminary Prospectus attached hereto as Schedule 4.

(B)	Glencore has agreed to provide a standby commitment in respect of the Rights Offering on the terms and conditions set out in Schedule 2.

(C)

Glencore has agreed to advance US$20 million (the "Loan") to PolyMet’s wholly-owned subsidiary, Poly Met Mining, Inc, a corporation existing under the laws of Minnesota ("PMI"), by the purchase of a Tranche E Debenture (the "Tranche E Debenture") under the Purchase Agreement, dated as of October 31, 2008, as amended by Letter Agreement, dated November 28, 2008, as further amended by Amendment Letter No. 2, dated December 12, 2008, as further amended by Amendment Letter No. 3, dated December 19, 2008, as further amended by Amendment Letter No. 4, dated January 30, 2009, as further amended by Amendment Letter No. 5, dated February 24, 2009, as further amended by Amendment Letter No. 6, dated March 30, 2009, as further amended by Amendment Letter No. 7, dated April 28, 2009, as further amended by Amendment Letter No. 8, dated June 4, 2009, as further amended by Amendment Letter No. 9, dated August 31, 2009, as further amended by Amendment Letter No. 10, dated October 20, 2009, as further amended by Amendment Letter No. 11, dated November 16, 2009, as further amended by the Amendment and Waiver, dated as of November 12, 2010, as further amended by Amendment and Waiver, dated as of November 30, 2011, and as further amended by Amendment No 14 Relating to the Purchase Agreement, dated of even date herewith (collectively the "Purchase Agreement").

(D)

The Company has issued warrants to Glencore pursuant to the Purchase Agreement entitling Glencore to purchase up to an aggregate of 5,600,000 Common Shares at a price of US$1.50 per share at any time until December 31, 2015.

(E)

PolyMet has waived the application of the Shareholders Rights Plan of the Company dated December 4, 2003 as amended and restated on May 25, 2007 (approved by the Company's Shareholders on June 27, 2007) and January 16, 2008 (approved by the Company's Shareholders on June 17, 2008 and reapproved by the Company's Shareholders on July 13, 2011 and July 10, 2012) (the "Rights Plan") between the Company and Computershare Investor Services Inc. (formerly known as Pacific Corporate Trust Company) to the transactions contemplated by this Agreement

(F)

Glencore agrees to waive its right of first refusal contained in paragraphs 11, 12 and 13 of the subscription agreement dated November 12, 2010 between the Company and Glencore (as confirmed by paragraph 13 of the subscription agreement dated November 30, 2011 between the Company and Glencore), as applicable, to the issue of the Rights and the Rights Offering Shares and the Standby Shares.

1

THE PARTIES AGREE as follows:

1	Definitions and Interpretation

1.1	Words defined in Schedule 1 have, where used in this Agreement, the meanings given to them in that Schedule.

1.2	In this Agreement:

	1.2.1	the table of contents and the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

1.2.2

references to Sections, Articles and Schedules are to sections of this Agreement, sections of the Schedules, articles of the Schedules and schedules to this Agreement respectively unless otherwise stated and references to "this Agreement" include the Schedules;

	1.2.3	references to a statutory provision are references to it as from time to time amended, consolidated or re-enacted (with or without modification) and include all instruments or orders made under it;

1.2.4

whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered in writing within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;

1.2.5

unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein or in any such agreement, instrument or other document) in accordance with the terms hereof and thereof, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, and (iii) the words "this Agreement", "herein," "hereof" and "hereunder," and words of similar import, when used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

	1.2.6	where the "including" or "includes" is used in this Agreement it means "including (or includes) without limitation";

	1.2.7	words importing the plural include the singular and vice versa; and

	1.2.8	except as otherwise provided herein, references to a time of day are to Vancouver, B.C. time.

2	The Rights Offering

2.1

In accordance with the terms and conditions of this Agreement, the Company agrees to make the Rights Offering and issue Rights to the holders of its outstanding Shares on the Record Date and Glencore agrees to exercise its Basic Subscription Right in full and has informed the Company that it has yet to determine whether or not it will exercise its Additional Subscription Privilege, and shall subscribe for the Standby Shares in accordance with the provisions of Schedule 2.

2.2

Glencore and the Company hereby acknowledge that the completion of the Rights Offering will trigger Section 4 of the Purchase Warrants which will require the exercise prices in the Purchase Warrants to be adjusted in accordance with the formulae set forth in Section 4(c) of the Purchase Warrants.

2.3

Glencore and the Company hereby acknowledge that the completion of the Rights Offering will trigger Section 12 in the Exchange Warrant which will require the exercise prices in the Exchange Warrants to be adjusted in accordance with the formulae set forth in Section 12(d) of the Exchange Warrant.

2.4

Glencore waives the provisions of paragraphs 11, 12, and 13 of the Subscription Agreement dated November 12, 2010 between the Company and Glencore (as confirmed by paragraph 13 of the Subscription Agreement dated November 30, 2011 between the Company and Glencore) with respect to the issue of the Rights Offering Securities, provided that the waiver contemplated by this Section 2.4 shall be revoked upon (x) termination of this Agreement or (y) the Company has committed a material breach of this Agreement.

2.5

The Company confirms that the application of the Rights Plan has been waived by the Board of Directors of the Company in connection with the Rights Offering and the issue of the Rights Offering Securities to Glencore.

3	Representations and Warranties

3.1	All representations and warranties of PolyMet and Glencore contained in this Agreement shall survive the completion of the transactions contemplated herein.

Representations and Warranties of the Company

3.2	The Company represents and warrants to Glencore as set out in Schedule 5.

3.3

The Company shall not do, or omit to do, anything which would or might reasonably be expected to cause a representation or warranty set out in Schedule 5 to become untrue, inaccurate or misleading at any time (by reference to the circumstances subsisting at that time) before the Rights Offering Closing Date.

3.4

The Company shall notify Glencore immediately if it becomes aware of a fact or circumstance which has caused or would be reasonably likely to cause a representation or warranty set out in Schedule 5 to become untrue, inaccurate or misleading at any time (by reference to circumstances subsisting at that time) before the Rights Offering Closing Date.

3.5

The Company accepts that Glencore is relying upon the representations and warranties set out in Schedule 5 in connection with entering into this Agreement and consummating the transactions contemplated hereby.

Representations and Warranties of Glencore

3.6	Glencore represents and warrants to the Company as set out in Schedule 6.

3.7

Glencore accepts that the Company is relying upon the representations and warranties set out in Schedule 6 in connection with entering into this Agreement and consummating the transactions contemplated hereby.

4	Further Undertakings

Conduct of Business During Rights Offering

4.1

The Company hereby undertakes that, except with the prior written approval of Glencore, between the date of this Agreement and the Rights Offering Closing Date it shall (and procure that its Subsidiaries shall):

4.1.1

operate their business in the ordinary course, provided that for the avoidance of doubt the transactions which are entered pursuant to this Agreement or in connection with the Loan shall be deemed to be in the ordinary course for this purpose; and

	4.1.2	not enter into or agree to enter into, or amend, any material contracts.

4.2

The Company shall allow representatives of Glencore reasonable access to the operations of the Company and its Subsidiaries (subject to the Company receiving reasonable notice), subject always to appropriate restrictions to ensure that the Company or any of its Subsidiaries does not breach any legal or contractual confidentiality obligations.

4.3	Nomination of Directors and Corporate Governance Agreements

4.3.1

Subject to Section 4.3.2, effective as of the Rights Offering Closing Date, the Board shall resolve as necessary to appoint or nominate (as the case may be) such number of directors (the "Glencore Nominees") nominated by Glencore to the Board proportional to the number of issued and outstanding Shares held by Glencore (on a fully diluted basis) at the applicable time relative to all the issued and outstanding Shares (on a fully diluted basis) rounding down to the nearest whole director.

	4.3.2	Notwithstanding anything in this Section 4.3, Glencore does not intend to exercise the right set forth in Section 4.3.1 any earlier than January 1, 2014.

4.3.3

The Company covenants and agrees, prior to the Rights Offering Closing Date to execute the corporate governance agreement in substantially the form set out in Schedule 4.3.3 (the "Corporate Governance Agreement") to give effect to this Section 4.

Demand Registration

4.4

Effective as of the Rights Offering Closing Date, Glencore and the Company shall, execute and deliver a registration rights agreement (the "Registration Rights Agreement") substantially in the form of the registration rights agreement entered into between the Company and Glencore AG dated November 12, 2010, pursuant to which the Company will agree to provide registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws, and qualification rights under Canadian Securities Laws with respect to the Shares acquired by Glencore in connection with this Agreement.

5	Conditions and Termination Rights

5.1	For the avoidance of doubt, no obligation under this Agreement is subject to any conditions precedent other than as expressly set out in this Section 5 or Article 5 of Schedule 2.

5.2

The Company will use its best efforts to procure that each of the conditions set out in the relevant sections of Article 5 of Schedule 2 and this Section 5 are fulfilled by the time referred to therein or herein or by such later time as may be agreed in writing with Glencore. The Company shall notify Glencore immediately in the event that the Company or any of its directors or officers become aware that any such condition has become or might reasonably be expected to become incapable of fulfilment by the time referred to therein or by such later time as may be agreed in writing with Glencore.

5.3

Neither Party shall be entitled to claim that any obligation under this Agreement need not be performed as a result of any condition set out in Article 5 of Schedule 2 not being satisfied if the failure to satisfy such condition is as a result of any action or inaction by the Party seeking to rely on it.

Termination Rights

5.4

Glencore may terminate this Agreement by providing written notice to the Company at any time if PolyMet shall have not prepared and filed the Preliminary Prospectus with the Securities Authorities and Registration Statement with the SEC and obtained a receipt or analogous decision document (the "Decision Document") on or as of the date that this Agreement is executed.

5.5

Glencore may terminate this Agreement by providing written notice to the Company at any time prior to, but not after, the date on which the Final Prospectus and Registration Statement is mailed to the Qualifying Shareholders pursuant to Section 2.6(b) of Schedule 2 if:

5.5.1

the Company has committed a material breach of this Agreement (which shall include, for the avoidance of doubt, any material breach of any representations or warranties set out in this Agreement) and, if capable of cure, has not cured it within a reasonable time;

	5.5.2	an Event of Default (as defined in the Debentures) has occurred and is continuing under the Debentures; or

5.5.3

the Company has committed a material breach of any other material agreement between the Company and/or its Affiliates on the one hand and Glencore and/or its Affiliates on the other hand and if capable of cure, has not been cured in the time permitted under the applicable agreement.

5.6

The Company may terminate this Agreement by giving written notice to Glencore: (i) if payment for the Tranche E Debenture is not received by the Issuer pursuant to Amendment No. 14 related to the Purchase Agreement on or before the date therein provided for due to the fault or negligence of Glencore; and (ii) at any time prior to, but not after, the date on which the Final Prospectus and Registration Statement is mailed to the Qualifying Shareholders pursuant to Section 2.6(b) of Schedule 2 if Glencore has committed a material breach of this Agreement and, if capable of cure, has not cured it within a reasonable time.

Consequences of Termination

5.7	If this Agreement is terminated pursuant to Sections 5.4, 5.5, or 5.6, or Article 6 of Schedule 2, then:

	5.7.1	this Agreement shall terminate and the Parties’ obligations under this Agreement shall cease immediately, except as set out in Section 5.7.4;

5.7.2

neither Party will have any Claim against any other Party except, provided however that this limitation shall not apply in the event of fraud or a material breach of this Agreement (which fraud or breach and liability therefore shall not be effected by the termination of this Agreement);

5.7.3

the applications for the listing of the Rights Offering Securities shall be withdrawn and the Company shall procure that the listing will not become effective (except to the extent such listing has already become effective); and

5.7.4	the provisions of Sections 1, 4.3, 4.4, 7.5, 7.6, 9 to 11 and Article 7 of Schedule 2 will remain in full force and effect.

6	Exclusivity

6.1

The Company hereby agrees that, from the date of this Agreement until the earliest of (a) the Rights Offering Closing Date, or (b) the termination of this Agreement in accordance with its terms, it shall not, and shall procure that none of its Subsidiaries, representatives, advisers, agents or employees shall, directly or indirectly:

	6.1.1	solicit, negotiate or initiate the submission of proposals, indications of interest or offers of any kind which could lead to a Competing Transaction;

6.1.2

enter into or participate in any discussions or negotiations with any third party in relation to a proposal or request in respect of a Competing Transaction, or which may lead to a Competing Transaction;

	6.1.3	provide any information to any third party in connection with a possible Competing Transaction; or

	6.1.4	recommend any Competing Transaction to its Shareholders.

6.2

The Company hereby agrees that, with immediate effect, it shall and shall procure that its Subsidiaries and its or their representatives, advisors, agents or employees shall cease any ongoing activities that are prohibited pursuant to Section 6.1.

6.3

The Company will promptly (and in any event within one Business Day) inform Glencore if the Company or any of its advisers receives or is informed of any proposal that could lead to a Competing Transaction.

7	Confidentiality and Announcements

7.1

The Company shall release the Initial Press Announcement immediately after the conclusion of trading on the TSX and NYSE MKT on the date of execution of this Agreement or, in the event that this Agreement is executed outside of trading hours of the TSX and NYSE MKT, before the commencement of trading on the next trading day following the execution of this Agreement.

7.2	The Company shall release press announcements as required in relation to:

7.2.1

obtaining a receipt for the Final Prospectus from the Securities Authorities and the filing of the Registration Statement, the setting of the Record Date and the commencement of the Rights Offering; and

7.2.2	the levels of take up of Rights following the expiry of the Rights Offering;

the above being referred to as the "Press Announcements", provided that any Press Announcement shall, so far as is practicable, be made after consultation with Glencore and after taking into account its reasonable requirements regarding the content, timing and manner of the Press Announcement.

7.3

Subject to Section 7.4, no announcement, circular or communication (each an "Announcement") concerning the existence or content of this Agreement shall be made by either Party (or any of its Subsidiaries or, in the case of Glencore, any Subsidiaries of Glencore International plc) without the prior written approval of the other Party provided that, for the avoidance of doubt, Glencore hereby approves the release of the Initial Press Announcement.

7.4

Section 7.3 does not apply to any Announcement if, and to the extent that, it is required to be made by the rules of any Securities Authority or any governmental, regulatory, stock exchange or supervisory body or court of competent jurisdiction ("Relevant Authority") to which the Party making the Announcement is subject, whether or not any of the same has the force of Law, provided that any Announcement shall, so far as is practicable, be made after consultation with the other Party and after taking into account its reasonable requirements regarding the content, timing and manner of despatch of the Announcement in question.

7.5

Subject to Section 7.6, each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the subject matter and provisions of this Agreement; the negotiations relating to this Agreement; or the other Party.

7.6	A Party may disclose information which would otherwise be confidential if and to the extent:

7.6.1	required by the law of any relevant jurisdiction;

7.6.2	required by any Relevant Authority to which the Party making the disclosure is subject, whether or not such requirement has the force of law;

7.6.3	disclosure is made to the professional advisers, auditors and bankers of either Party;

7.6.4	the information has come into the public domain through no fault of that Party; or

7.6.5	the other Party has given prior written approval to the disclosure,

provided that any disclosure shall, so far as is practicable, be made only after consultation with the other Party.

8	Further Assurance

8.1	The Company and Glencore each undertake that they will execute such further documents and give any such further consents as may be required in order to give effect to this Agreement.

8.2

The Company and Glencore will provide all reasonable assistance and co-operation and supply all such information as may be required in order to obtain the necessary approvals for the transactions contemplated hereunder (subject always to any legal or contractual confidentiality obligations owed to third parties).

9	Notices

9.1	Except as otherwise provided in this Agreement, a notice or other communication given under or in connection with this Agreement (a "Notice") must be:

	9.1.1	in writing;

	9.1.2	in the English language; and

9.1.3	sent by a Permitted Method to the Notified Address.

9.2

A Permitted Method means any of the methods set out in the first column below. The second column sets out the time on which a Notice given by such Permitted Method will be deemed to be given and in proving service of such Notice it will be sufficient to prove that delivery was made or that the Notice was properly addressed and posted or faxed or emailed in full to the Notified Address.

(1) Permitted Method	(2) Date on which Notice Deemed Given
Personal delivery	When delivered at the Notified Address if delivered before 6.00 p.m. (recipient’s time) on any Business Day and in any other case at 9.00 a.m. (recipient’s time) on the Business Day following delivery
First class pre-paid post	Two Business Days after posting
Fax transmission	On completion of transmission if before 6.00 p.m. (recipient’s time) on any Business Day and in any other case at 9.00 a.m. (recipient’s time) on the Business Day following transmission
Email transmission	On completion of transmission if before 6.00 p.m. (recipient’s time) on any Business Day and in any other case at 9.00 a.m. (recipient’s time) on the Business Day following transmission

9.3	The Notified Addresses of each of the parties is as set out below:

Name of Party	Address	Fax number/Email	Attention:
Glencore	Baarermattstrasse 3 PO Box 777, 6341 Baar Switzerland	+41 41 709 2621	General Counsel
Copy to (which shall not constitute notice):	Baarermattstrasse 3 PO Box 777, 6341 Baar Switzerland	Rajiv.Singhal@glencore.com	Rajiv Singhal
Copy to (which shall not constitute notice):	301 Tresser Boulevard 14th Floor Stamford, CT 06901 USA	+1 203 328 3177 Stephen.Rowland@glencore-us.com	Stephen Rowland
Copy to (which shall not constitute notice):	Bennett Jones LLP 3400 One First Canadian Place, P.O. Box 130 Toronto, ON M5X 1A4 Canada	+1 416-863-1716 taylora@bennettjones.com	Adam Taylor
Company	c/o Farris, Vaughan Wills & Murphy LLP 700 West Georgia Street Suite 2500 Vancouver, BC V7Y 1B3 Canada	+1 604-661-9349	Company Secretary
Copy to (which shall not constitute notice):	Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 United States	+1 212-704-5950 henry.rothman@troutmansanders.com	Henry I. Rothman
Copy to (which shall not constitute notice):	Farris, Vaughan, Wills & Murphy LLP 700 West Georgia Street Suite 2500 Vancouver, BC V7Y 1B3 Canada	+1 604-661-9349 mgropper@farris.com	Mitchell H. Gropper, Q.C.

or such other Notified Address as any of the parties may, by written notice to the other parties, substitute for their Notified Address set out above.

10	General

10.1	This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which taken together evidence the same agreement.

10.2

This Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by a PDF attachment to an email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or by a PDF attachment to an email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defence to the formation or enforceability of a contract and each such Party forever waives any such defence.

10.3	This Agreement is binding on and enures for the benefit of the successors, assigns or legal personal representatives of the Parties.

10.4

No Party may assign its rights under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, Glencore may assign its rights and interests in this Agreement to an Affiliate without PolyMet’s prior written consent subject to the transferee agreeing in writing to be bound by the terms and conditions hereof.

10.5

Other than in respect of the Glencore Indemnified Parties in Article 7 of Schedule 2, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties, any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. With respect to those provisions of the Agreement applicable to Glencore Indemnified Parties, Glencore is executing, delivering and holding this Agreement as agent and trustee for such Glencore Indemnified Parties.

10.6	The obligations of the Parties under this Agreement have effect notwithstanding anything revealed in any investigation made by or on behalf of any Person.

10.7	The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall apply against any Party.

10.8

No failure by any Party to exercise any right or remedy under any provision of this Agreement will operate as a waiver and no single or partial exercise of any right or remedy of any Party will preclude the further exercise or enforcement of any such right or remedy.

10.9

No amendment of this Agreement or of any of the documents referred to in this Agreement will be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each Party.

10.10

This Agreement shall not create, nor shall be deemed to create, any partnership, fiduciary relationship or duty between the Parties or constitute either Party the agent or legal representative of the other.

10.11

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

10.12

If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the law of any jurisdiction, neither the legality, validity nor enforceability of the remaining parts of this Agreement will be affected or impaired in any way.

10.13	Each Party shall bear its own expenses in the preparation of this Agreement.

10.14	This Agreement and the documents contemplated herein represent the entire agreement with respect to the subject matter dealt with herein and supersede all prior discussions and negotiations.

10.15	Time is of the essence in this Agreement.

10.16

Unless otherwise provided, all dollar amounts referred to in this Agreement are to United States currency or "American dollars". If, in connection with any action or proceeding brought in connection with this Agreement or any resulting judgment, it becomes necessary to convert any amount due hereunder in one currency (the "first currency") into another currency (the "second currency"), then the conversion shall be made at the Judgment Conversion Rate on the first Business Day prior to the day on which payment is received. If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Judgment Conversion Rate on the day on which the judgment is given. If the Judgment Conversion Rate on the date of payment is different from the Judgment Conversion Rate on such first Business Day or on the date of judgment, as the case may be, the party shall pay such additional amount (if any) in the second currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second currency which, when converted at the Judgment Conversion Rate on the date of payment, is the amount due in the first currency, together with all costs, charges and expenses of conversion. Any additional amount owing pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement.

10.17	The term "Judgment Conversion Rate" used in this section means the noon rate of exchange for Canadian dollars in the other currency published by the Bank of Canada for the date in question.

11	Governing Law and Jurisdiction

11.1

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each Party hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect to all matters arising under and in relation to this Agreement.

Signatures to appear on the following page.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Signed by Douglas Newby,
President and Chief Executive Officer	/s/ Douglas Newby
for and on behalf of	Authorised signatory
POLYMET MINING CORP.

Signed by Richard Marshall, Officer
for and on behalf of	/s/ Richard Marshall
GLENCORE AG	Authorised signatory

Signed by Andreas Hubmann, Director
for and on behalf of	/s/ Andreas Hubmann
GLENCORE AG	Authorised signatory

SCHEDULE 1

DEFINITIONS

1933 Act	means the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder
1934 Act	means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder
2010 Purchase Warrant

means the non-transferable common share purchase warrant to acquire 2,600,000 Shares that was issued by PolyMet to Glencore AG on December 6, 2011, as such warrant may be amended, restated and/or modified from time to time

2011 Purchase Warrant

means the non-transferable common share purchase warrant to acquire 3,000,000 Shares that was issued by PolyMet to Glencore AG on November 12, 2010, as such warrant may be amended, restated and/or modified from time to time

Additional Subscription Privilege	has the meaning given to it in Section 2.2 of Schedule 2
Additional Subscription Shares	has the meaning given to it in Section 2.7(b) of Schedule 2
Affiliate

has the meaning given to it under NI 45-106, and in the case of Glencore, includes all investment funds and other Persons that Glencore or an Affiliate manages or exercises control over or in respect of which it has discretionary trading authority over such investment fund’s or Person’s investments

AGP Technical Report	means the technical report entitled "Updated NI 43-101 Technical Report on the NorthMet Deposit, Minnesota, USA" dated January 14, 2013 prepared by AGP Mining Consultants Inc.
Agreement	means this Standby Purchase Agreement
Announcement	has the meaning given to it in Section 7.3
Annual Report	means the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2012, as amended
Applicable Pension Legislation

means, at any time, any applicable Canadian or United States federal, state or provincial pension legislation, including all regulations made thereunder and all rules, regulations, rulings, guidelines, directives and interpretations made or issued by any Governmental Entity in Canada or the United States having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time

Basic Entitlement Shares	has the meaning given to it in Section 2.5(d) of Schedule 2

1 - 2

Basic Subscription Right	has the meaning given to it in Section 2.5(c) of Schedule 2
BCSC	means the British Columbia Securities Commission
Benefit Plan

means all employee benefit plans or arrangements that are not Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, stock, stock option, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Company participate or are eligible to participate

Board or Board of Directors	means the Board of Directors of PolyMet
Business Day	means any day, other than a Saturday or a Sunday, upon which banks are open for business in the City of Vancouver, Canada and the City of Zurich, Switzerland
CE Remediation Obligations	has the meaning given to it in Schedule 5(W)
Claim	any actual or potential claims, actions, proceedings or investigations (whether by governmental or regulatory bodies or otherwise), demands, judgments or awards
Company or PolyMet	means PolyMet Mining Corp., a British Columbia company
Company AGM	has the meaning given to it in Section 2(b) of Schedule 4.3.3
Competing Transaction

any transaction or proposed transaction involving the Company under which a third party would (i) acquire any of the business (otherwise than in the ordinary course of business) or assets of the Company or any of its Subsidiaries or (ii) acquire, from the Company or any of its Subsidiaries, any Shares or other securities in the Company or any of its Subsidiaries; or (iii) undertake any merger, business combination, recapitalisation, amalgamation, scheme of arrangement or similar transaction involving the Company or any of its Subsidiaries; or (iv) provide any equity or debt financing to the Company or any of its Subsidiaries, (provided that the Rights Offering shall not constitute a Competing Transaction)

Computershare	means Computershare Trust Company of Canada, the registrar and transfer agent of the Company
Corporate Governance Agreement	has the meaning given to it in Section 4.3.3
Debentures	means the Tranche A Debenture, the Tranche B Debenture, the Tranche C Debenture and the Tranche D Debenture, each as defined in the Purchase Agreement, and the Tranche E Debenture
Decision Document	has the meaning given to it in Section 5.4
Disclosure Documents

means the Company’s Management Information Circular dated June 15, 2012; the Company’s Annual Information Form (on Form 20-F) for the year ended January 31, 2012 dated May 1, 2012; and the audited consolidated financial statements and accompanying management’s discussion and analysis and all interim financial statements, interim management’s discussion and analyses and material change reports filed pursuant to applicable Securities Laws since January 31, 2012; any material change report required to be filed under Securities Laws since January 31, 2012; the Annual Report; all other reports filed by the Company pursuant to the 1934 Act since January 31, 2012 and any other disclosure documents incorporated by reference in the Prospectus or Registration Statement

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Encumbrance

means any hypothec, mortgage, pledge, security interest, encumbrance, lien, charge, deposit arrangement, lease, adverse claim, right of set-off or agreement, trust, deemed trust or any other arrangement or condition that in substance secures payment or performance of an obligation of the Company, statutory and other non- commercial leases or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement

Environmental Laws	has the meaning given to it in Section 5(w) of Schedule 5
Erie Plant

means the owned taconite concentrator and pellet plant and supporting infrastructure and surrounding lands located approximately six miles west of the NorthMet Deposit, together with all related property and assets

Event of Default	means (i) an “Event of Default” as defined in the Debentures, and (ii) an event of default under a Material Agreement that has had, or reasonably could have, a Material Adverse Effect
Exchange Warrant

means the exchange warrant to purchase Shares that was issued by PolyMet to Glencore AG pursuant to the Purchase Agreement, as such exchange warrant may be amended, restated and/or modified from time to time

Exercise Price	has the meaning given to it in Section 2.5(a) of Schedule 2
Fair market value	has the meaning given to it in Section 1.1 of MI 61-101
Final Prospectus

means the (final) short form prospectus to be filed by PolyMet with the Securities Authorities (and the Prospectus to be filed with the SEC pursuant to the Multi-Jurisdictional Disclosure System) in connection with the Rights Offering, as amended by any Prospectus Amendment

First currency	has the meaning given to it in Section 10.16
Glencore	means Glencore AG, a corporation existing under the laws of Switzerland
Glencore Indemnified Parties	has the meaning given to it in Section 7.1 of Schedule 2

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Glencore Nominees	has the meaning given to it in Section 4.3.1
Governmental Entity

means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including the TSX and NYSE MKT

IFRS	means international financial reporting standards, as issued by the International Accounting Standard Board and as adopted in Canada, as in effect from time to time
Indemnified Party	has the meaning given to it in Section 7.5 of Schedule 2
Indemnifying Party	has the meaning given to it in Section 7.5 of Schedule 2
Initial Press Announcement	means the press announcement, in form attached as Schedule 3
Intellectual Property Rights	Has the meaning given to it in Section 5(v) of Schedule 5
Judgment Conversion Rate	has the meaning given to it in Section 10.17
Laws

means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to in the context in which the word is used

Loan	has the meaning given to it in the Recitals to this Agreement
Loss (or Losses)	has the meaning given to it in Section 7.1 of Schedule 2
Market Capitalization	has the meaning given to it in section 1.1 of MI 61-101
Market Capitalization Limit	has the meaning given to it in Section 2.4(a) of Schedule 2
Market Price	has the meaning given to it in Section 2.5(a) of Schedule 2
Material Adverse Effect

means any event, occurrence or condition (or series of related events, occurrences or conditions) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on or results in a material adverse change in any of the following: (i) the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries considered as a whole; (ii) the ability of the Company to perform any of its obligations under the terms of this Agreement; and (iii) the validity or enforceability of any of this Agreement or the rights and remedies of Glencore under the terms of this Agreement, except any such effect resulting from or arising in connection with: (a) any change in IFRS (b) any change in the global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in the general economic, business, regulatory, political or market conditions or in the national or global financial or capital markets, (c) any change in the industry in which the Company operates, provided that for the purposes of (b) and (c) such effect does not primarily relate to (or have the effect primarily relating to) the Company or disproportionately adversely affects the Company compared to other entities operating in the industries in which the Company operates

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Material Agreements

means (i) those agreements listed on Schedule S1 (as amended, restated, supplemented or replaced as permitted hereunder), and (ii) those agreements (as amended, supplemented, revised or restated as permitted herein from time to time) of PolyMet or PMI, the breach, non- performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect

Material change	has the meaning given to it in the Securities Act
Material fact	has the meaning given to it in the Securities Act
Maximum Investment	has the meaning given to it in Section 2.4(b) of Schedule 2
MI 61-101	means Multilateral Instrument 61-101 – Protection of Minority Shareholders in Special Transactions of the Ontario Securities Commission and the AMF
Mineral Rights	has the meaning given to it in Section 5(x) of Schedule 5
Misrepresentation

means: (a) a "misrepresentation" as defined in Section 1(1) of the Securities Act; or (b) as to any document, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

MPCA	has the meaning given to it in Section 2 of Schedule 5(W)
NI 45-106	means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Regulators
NI 54-101	means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Regulators
NorthMet Deposit

means the polymetallic copper-nickel-cobalt-platinum group element deposit situated on a mineral lease of approximately 4,200 acres located in St. Louis County in northeastern Minnesota, U.S.A., at approximately latitude 47° 36’ north, longitude 91° 58’ west, about 70 miles north of the City of Duluth and 6.5 miles south of the town of Babbitt, together with all related property and assets

NorthMet Project	means the mining project comprised of the NorthMet Deposit and the Erie Plant
Notice	has the meaning given to it in Section 9.1
NYSE MKT	means the NYSE MKT LLC
Omnibus Share Compensation Plan	means the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan, as amended and restated

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Owned Real Property	means the land and premises listed on, and legally described in, Schedule 5(K) and the buildings and fixtures thereon
Parties or Party	means Glencore and the Company; "Party" means any one of them and reference to either of them includes a reference to that Party’s legal personal representatives, successors and permitted assigns
Pension Plan

means any plan, program, agreement or arrangement for the purpose of Applicable Pension Legislation or under the Tax Act (whether or not required under such law) that is maintained or contributed to or to which there is or may be an obligation to contribute by the Company in respect of their respective employees or former employees

Permitted Encumbrances

means the following types of encumbrances: (i) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Encumbrances imposed by law incurred in the ordinary course of business and Encumbrances for taxes, assessments or governmental charges or claims, in either case, for sums not yet overdue or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof; (ii) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iii) Encumbrances upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (iv) Encumbrances encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including rights of offset and setoff; (v) bankers’ liens, rights of setoff and other similar Encumbrances existing solely with respect to cash on deposit in one or more accounts maintained by the Company, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Encumbrances secure (either directly or indirectly) the repayment of any debt; (vi) leases or subleases (or any Encumbrances related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company; (vii) attachment or judgment Encumbrances not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings; (viii) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company; (ix) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business; (x) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset existing on the date hereof; and (xi) Encumbrances securing hedging obligations entered into for bona fide hedging purposes of the Company not for the purpose of speculation

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Person

includes an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including (without limitation) a Governmental Entity or political subdivision or an agency or instrumentality thereof

PMI	means Poly Met Mining Inc.
Preliminary Prospectus

means the preliminary short form prospectus in the form attached as Schedule 4 to be filed by PolyMet with the Securities Authorities including in the case of the Preliminary Prospectus filed with the SEC, prepared in accordance with the Multi-Jurisdictional Disclosure System, in connection with the Rights Offering, as amended by any Prospectus Amendment

Press Announcements	has the meaning given to it in Section 7.2
Prospectus	means, collectively, the Preliminary Prospectus, the Final Prospectus, and any Prospectus Amendment(s)
Prospectus Amendment	means any amendment to the Preliminary Prospectus or the Final Prospectus
Purchase Agreement	has the meaning given to it in the Recitals to this Agreement
Purchase Warrants	means the 2010 Purchase Warrant and 2011 Purchase Warrant
Qualifying Jurisdictions	means the Provinces of British Columbia, Alberta and Ontario
Qualifying Shareholders	has the meaning given to it in Section 2.1 of Schedule 2
Record Date	means the record date established pursuant to Section 2.6(a) of Schedule 2 for the purpose of determining the holders of Shares who are entitled to receive Rights pursuant to the Rights Offering
Registration

means the qualification of Shares under Securities Laws, by prospectus or otherwise, for distribution in any of the provinces or territories of Canada in which PolyMet is a "reporting issuer", or in the United States

Registration Rights Agreement	has the meaning given to it in Section 4.4
Registration Statement

means the registration statement on Form F-10 of which the Prospectus shall form a part, as amended, registering, inter alia, the Rights Offering Securities under the 1933 Act and prepared in accordance with the Multi-Jurisdictional Disclosure System including the exhibits and any schedules thereto and the documents incorporated by reference therein

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Relevant Authority	has the meaning given to it in Section 7.4
Rights	means the transferable rights to subscribe for Shares offered by PolyMet pursuant to the Rights Offering, with each holder of Shares receiving one right per Share held
Rights Certificate	has the meaning given to it in Section 2.6(b) of Schedule 2
Rights Issue Date	means the date on which the Rights are issued by the Company to the holders of record of its Shares on the Record Date
Rights Offering	has the meaning given to it in the Recitals to the Agreement
Rights Offering Closing Date	has the meaning given to it in Section 5.1 of Schedule 2
Rights Offering Closing Time	has the meaning given to it in Section 5.1 of Schedule 2
Rights Offering Expiry Date

means the date on which the Rights will expire and become null and void as set out in the Final Prospectus and Registration Statement, such date being the 21st day following the date on which the Final Prospectus or Registration Statement is delivered to holders of record of the Shares on the Record Date, or such other date as may be agreed in writing by PolyMet and Glencore

Rights Offering Expiry Time	means 5:00 p.m. (Toronto time) on the Rights Offering Expiry Date
Rights Offering Ratio	has the meaning given to it in Section 2.5(d) of Schedule 2
Rights Offering Securities	means, collectively, the Rights, the Shares issuable upon exercise of the Rights and the Standby Shares
Rights Offering Shares	means the Shares issuable pursuant to the Rights Offering
Rights Plan	has the meaning given to it in the Recitals to this Agreement
Sarbanes-Oxley Act	means the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder
SEC	means the U.S. Securities and Exchange Commission
second currency	has the meaning given to it in Section 10.16
Securities Act	means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time
Securities Authorities	means the TSX, the BCSC, the SEC and the NYSE MKT and the applicable securities commissions and other securities regulatory authorities in each of the other provinces and territories of Canada
Securities Laws

means the Securities Act, together with all other applicable Canadian provincial and territorial securities laws, rules and regulations and published policies thereunder, the 1933 Act, the 1934 Act and all other applicable U.S. federal and state securities laws and rules and regulations promulgated thereunder, as now in effect and as they may be promulgated or amended from time to time, together with the applicable rules of the TSX and NYSE MKT

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Shareholder	means a holder of Shares from time to time
Shares	means common shares in the capital of PolyMet
Standby Commitment	has the meaning given to it in Section 2.3(a) of Schedule 2
Standby Purchaser	means Glencore
Standby Shares	has the meaning given to it in Section 2.3(a) of Schedule 2
Subscription Agent	means Computershare
Subsidiary	has the meaning given to it in NI 45-106
Tax Act	means the Income Tax Act (Canada), as amended
Tranche E Debenture	has the meaning given to it in the Recitals to this Agreement
TSX	means the Toronto Stock Exchange
US or United States	means the United States of America its territories and possessions and any of the United States of America and the District of Columbia and other areas subject to its jurisdiction
VWAP	has the meaning given to it in Section 2.5 of Schedule 2
Warrants	means the Exchange Warrants and the Purchase Warrants

SCHEDULE 2
PROVISIONS RELATING TO THE RIGHTS OFFERING

ARTICLE 1
INTERPRETATION

1.1	Definitions. The defined terms used in this Schedule 2, unless the context otherwise requires, are set out in Schedule 1.

ARTICLE 2
TIMING AND STANDBY COMMITMENT

2.1

Conduct of Rights Offering. Subject to and in accordance with the provisions hereof, PolyMet agrees to offer, in accordance with Securities Laws and pursuant to the Prospectus and Registration Statement, the Rights to Persons that are the holders of record of Shares on the Record Date: (a) with an address in one of the Qualifying Jurisdictions; or (b) with an address in any other jurisdiction, where PolyMet has satisfied itself that such holder is entitled to receive the Rights Offering Securities under the Rights Offering in accordance with the laws of such jurisdiction and without obliging PolyMet to register the Rights Offering Securities or file a prospectus or other disclosure document or to make any other filings or become subject to any reporting or disclosure obligations that PolyMet is not already obligated to make (together, "Qualifying Shareholders"). The Parties hereby acknowledge and agree that Glencore is a Qualifying Shareholder. With respect to non-Qualifying Shareholders, the Parties acknowledge and agree that Rights will be issued to the Subscription Agent to hold for their benefit.

2.2

Additional Subscription Privilege. PolyMet shall ensure that each Qualifying Shareholder who has exercised its Rights in full by the Rights Offering Expiry Time shall have the right to subscribe for additional Shares immediately prior to the Rights Offering Expiry Time (if such are available) as a result of Rights that are not exercised by the Rights Offering Expiry Time, subject to pro ration as provided for in the Prospectus (the "Additional Subscription Privilege").

2.3	Standby Commitment.

(a)

Subject to and in accordance with the provisions hereof, Glencore hereby agrees to subscribe for and PolyMet hereby agrees to issue to Glencore at the Exercise Price and on the Rights Offering Closing Date, as fully paid and non-assessable Shares, such number of Shares (the "Standby Shares") equal to the lesser of: (A) the number of Shares available under the Maximum Investment; and (B) the result of (x) minus (y), where: (x) equals the number of Shares determined by dividing US$60 million by the Exercise Price; and (y) equals the number of Shares subscribed for and taken up under the Rights Offering by holders of Rights, including Glencore, pursuant to the Basic Subscription Right and Additional Subscription Privilege (if any) (such commitment referred to as the "Standby Commitment").

(b)

Glencore and PolyMet hereby agree that it is the intent of both Parties that Glencore, by virtue of acting as Standby Purchaser hereunder, shall not be deemed an "underwriter" or deemed to be engaged in broker-dealer activity requiring registration as defined in Applicable Securities Laws, and Glencore and PolyMet shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.

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2.4	Maximum Investment.

(a)

Notwithstanding any other provision, the Parties agree that Glencore shall not be required or permitted to subscribe for any Rights Offering Shares and/or Standby Shares pursuant to its Basic Subscription Right, Additional Subscription Privilege and/or Standby Commitment if the subscription for such Shares would result in the value of Glencore’s aggregate subscription under the Rights Offering having a fair market value greater than the result of: (x) 24.99% of PolyMet’s Market Capitalization as of the date of this Agreement; less (y) the sum of: (A) the Standby Fee; and (B) the fair market value of all other transactions contemplated by the Rights Offering and related transaction in so far as they relate to Glencore (other than the Loan) as determined by the Board acting reasonably (the "Market Capitalization Limit") such amount being US$53,063,160. If the fair market value of the subject matter of, or the fair market value of the consideration, for the transactions contemplated by this Agreement exceeds 25% of PolyMet’s Market Capitalization as of the date of this Agreement the Parties shall endeavour in good faith negotiations to amend this Agreement and any related document which amendments the economic effect of which would come as close to as possible of the intent of the Parties underlying this Agreement and applicable related documents.

(b)

Notwithstanding anything to the contrary in this Agreement, Glencore shall not be required or permitted to subscribe for any Rights Offering Shares and/or Standby Shares pursuant to its Basic Subscription Right, Additional Subscription Privilege and/or Standby Commitment to the extent that any such subscription for any such Shares would result in Glencore's ultimate parent entity (within the meaning of the HSR Act) holding (within the meaning of the HSR Act) more than 49.99% of PolyMet's then outstanding Shares (with the Market Capitalization Limit the "Maximum Investment"). For the avoidance of doubt, the foregoing shall not be construed to limit any right and/or obligation of Glencore hereunder to subscribe for any Rights Offering Shares and/or Standby Shares to the extent that any such subscription for any such Shares would not result in Glencore's ultimate parent entity (within the meaning of the HSR Act) holding (within the meaning of the HSR Act) more than 49.99% of PolyMet's then outstanding Shares. If, through Glencore's subscription for the Rights Offering Shares and/or Standby Shares, Glencore's ultimate parent entity would hold more than 49.99% of PolyMet’s outstanding Shares, the Parties shall endeavour in good faith negotiations to amend this Agreement and any related document which amendments the economic effect of which would come as close to as possible of the intent of the Parties underlying this Agreement and applicable related documents.

2.5	Offering Size and Price Determination

(a)

The gross proceeds from the Rights Offering will, subject as provided in Section 2.5(c) of this Schedule 2 below, be equal (as nearly as reasonably practicable) to US$60 million. The exercise price per Rights Offering Share (the "Exercise Price") will be payable in US dollars (and the US dollar price will be fixed on the date of the filing of the Final Prospectus). The Exercise Price will be determined by the Board of PolyMet at the date of filing of the Final Prospectus in consultation with Glencore, provided that it shall be no greater than the U.S. dollar equivalent of the Market Price of the Shares determined as of the date of filing the Final Prospectus less a 20% discount, subject to TSX rules. For the purposes of this Section 2.5(a), "Market Price" means the VWAP on TSX for the five trading days ending on the trading date immediately preceding the date of filing of the Final Prospectus, and "VWAP" means the volume weighted average trading price of the Shares on the TSX, calculated by dividing the total value by the total volume of securities traded for the relevant period and by converting the total value of the trading prices of such securities on the TSX into U.S. dollars at the Judgement Conversion Rate.

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(b)

The aggregate number of Rights Offering Shares (as nearly as practicable) which are issuable will be determined by dividing US$60 million by the Exercise Price, which number will be subject to increase as described in Section 2.5(d) of this Schedule 2 below.

(c)

For each Right held, the holder thereof will be entitled to subscribe for a fractional number of Shares (the "Basic Subscription Right") determined by dividing the total number of Rights Offering Shares (calculated in accordance with Section 2.5(b) of this Schedule 2 above) by the total the number of Shares outstanding determined on the latest practicable date before the date of the filing of the Final Prospectus.

(d)

The ratio of new Rights Offering Shares offered pursuant to the Basic Subscription Right ("Basic Entitlement Shares") for each existing Share held will be fixed at the date of the filing of the Final Prospectus as described above ("Rights Offering Ratio"). However, if any Shares are issued prior to the Record Date (where such Shares are not already included in the number of shares determined on the Record Date), the Rights Offering Ratio will remain fixed as determined in the Prospectus and consequently, the number of Rights issued and the Rights Offering Shares will be increased. For the avoidance of doubt, this will not increase the Standby Commitment of Glencore nor raise the Maximum Investment.

(e)

Where a holder’s exercise of Rights would otherwise entitle such holder to fractional Shares, such holder’s entitlement will be reduced to the next lowest whole number of Shares. PolyMet will not be required to issue fractional Shares or to pay cash in lieu thereof.

2.6

Timing of Rights Offering. Subject to and in accordance with the provisions hereof, PolyMet agrees that it will file with the Securities Authorities in the Qualifying Jurisdictions and with the SEC: (i) the Preliminary Prospectus and the Registration Statement as soon as practicable following the execution of this Agreement and in any event no later than the date hereof; and (ii) the Final Prospectus and the Registration Statement on or before the day which is five Business Days immediately following the date on which all necessary approvals and consents are received from the Securities Authorities that are necessary or advisable, in PolyMet’s opinion, acting reasonably, to proceed with the filing of the Final Prospectus and the Registration Statement and completion of the Rights Offering (or such other date as the Parties may agree acting reasonably). PolyMet will use its best efforts to obtain a Decision Document as soon as possible following the filing of each of the Preliminary Prospectus and Final Prospectus with the Securities Authorities and to obtain final TSX and NYSE MKT approval of the Rights Offering as soon as possible following the filing of the Final Prospectus with the Securities Authorities and the Registration Statement with the SEC. On receipt of the Decision Document and final TSX and NYSE MKT approval, PolyMet shall:

	(a)	as soon as reasonably practicable announce that the record date will be the date falling not less than seven trading days after that announcement (the "Record Date"); and

(b)

(i) within two Business Days after the Record Date, mail to holders of record in a Qualifying Jurisdiction a certificate (a "Rights Certificate") evidencing the total number of rights to which a Qualifying Shareholder is entitled, together with a commercial copy of the Final Prospectus or the Registration Statement, as applicable, (ii) within six Business Days after the Record Date, mail to beneficial holders in a Qualifying Jurisdiction (determined pursuant to and in the manner contemplated by NI 54-101) a Rights Certificate evidencing the total number of rights to which a Qualifying Shareholder is entitled, together with a commercial copy of the Final Prospectus or the Registration Statement, as applicable, (iii) within two Business Days after the Record Date, mail to holders of record not in a Qualifying Jurisdiction a commercial copy of the Final Prospectus or the Registration Statement, as applicable, together with a letter advising them that their Rights Certificates will be issued to and on their behalf by the Subscription Agent; and (iv) within six Business Days after the Record Date, mail to beneficial holders not in a Qualifying Jurisdiction (determined pursuant to and in the manner contemplated by NI 54-101) a commercial copy of the Final Prospectus or the Registration Statement, as applicable together with a letter advising them that their Rights Certificates will be issued to and on their behalf by the Subscription Agent.

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2.7	Additional Subscription Shares and Standby Shares.

(a)

Subject to and in accordance with the provisions hereof, on the Rights Offering Closing Date, Glencore will pay in immediately available funds by wire transfer to an account designated by PolyMet, the aggregate Exercise Price that is payable for the Basic Entitlement Shares and the Standby Shares to be purchased by it hereunder, and PolyMet will issue the Basic Entitlement Shares and the Standby Shares to Glencore as fully paid and non-assessable Shares, shall update the share register of the Company to enter Glencore as a holder of record of those Shares, and shall deliver to Glencore a certificate in respect of those Shares.

(b)

In the event that Glencore exercises, in full or in part, its Additional Subscription Privilege, Glencore shall be obligated to pay for such Shares ("Additional Subscription Shares") in accordance with the provisions of the Rights Offering, and on the Rights Offering Closing Date PolyMet will issue the Additional Subscription Shares to Glencore as fully paid and non-assessable Shares, shall update the share register of the Company to enter Glencore as a holder of record of those Shares, and shall deliver to Glencore a certificate in respect of those Shares.

2.8

Standby Fee to Glencore. Subject to the successful completion of the Rights Offering and the Standby Commitment on the Rights Offering Closing Date, in consideration of Glencore providing the Standby Commitment, the Company shall pay Glencore a standby commitment fee equal to 2.00% of the Maximum Investment, being US$1,061,263. Such fee shall be payable in cash on the Rights Offering Closing Date.

2.9

Payment Mechanics. Notwithstanding Section 2.7 and 2.8 of this Schedule 2, PolyMet hereby irrevocably authorizes and directs Glencore (i) to pay and apply such amount of the funds owing by Glencore under Section 2.7 of this Schedule 2 against and in satisfaction of the amounts owing to Glencore by PolyMet under Section 2.8 of this Schedule 2 and under the Tranche E Debenture on account of all principal and interest outstanding, and (ii) to pay the balance of the funds owing by Glencore to PolyMet under Section 2.7 of this Schedule 2 in immediately available funds by wire transfer to an account designated by PolyMet.

2.10	Registration Rights Agreement. On or before the Rights Offering Closing Date, the Company and Glencore shall execute and deliver to the other the Registration Rights Agreement.

2.11

Miscellaneous. Any Shares held by a member of the Glencore International plc group of companies, other than Glencore, shall for all purposes of this Schedule 2, be deemed to be held by Glencore and Glencore shall be entitled to execute and deliver (as agent or otherwise for such other members of the Glencore International plc group of companies) any and all notices and/or other documents to be executed and/or delivered by a holder of Shares or Rights and PolyMet shall accept any such notices or other documents so executed and/or delivered.

ARTICLE 3
COVENANTS OF POLYMET

3.1	Subject to and in accordance with the provisions hereof, PolyMet undertakes and agrees with and in favour of Glencore that:

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(a)

Preliminary Prospectus. As provided in Section 2.6 of this Schedule 2, PolyMet will file with the Securities Authorities in the Qualifying Jurisdictions, the Preliminary Prospectus and with the SEC the Registration Statement relating to the proposed distribution of the Rights Offering Securities. The Company will provide Glencore with the reasonable opportunity to review and comment on the Preliminary Prospectus and Registration Statement and will take into account Glencore’s reasonable comments thereon. If requested by PolyMet (acting reasonably), Glencore shall provide to PolyMet, for the purposes of the Prospectus, Registration Statement and any Press Announcement, information regarding Glencore’s future intentions for its holding in PolyMet and will confirm the accuracy of such information provided.

(b)

Final Prospectus and Qualification. As provided in Section 2.6 of this Schedule 2, PolyMet will file with the Securities Authorities in the Qualifying Jurisdictions the Final Prospectus and with the SEC the Registration Statement relating to the proposed distribution of the Rights Offering Securities, and take all other reasonable steps and proceedings that may be necessary in order to qualify the distribution of the Rights Offering Securities in each of the Qualifying Jurisdictions in which the Final Prospectus and Registration Statement has been filed. The Company will provide Glencore with the reasonable opportunity to review and comment on the Final Prospectus and Registration Statement and will take into account Glencore’s reasonable comments thereon.

(c)

Supplementary Material. If required by Securities Laws, PolyMet will prepare any Prospectus Amendments or amendments to the Registration Statement and/or any documentation supplemental thereto and/or any amending or supplemental documentation and/or any similar document required to be filed by it under the Securities Laws. PolyMet will also promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under the Securities Laws as a result of any material change. The Company will provide Glencore with the reasonable opportunity to review and comment on any such documentation and will take into account Glencore’s reasonable comments thereon.

(d)

Consents and Approvals. PolyMet will use its best efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Rights Offering Securities in all Qualifying Jurisdictions and to Glencore as contemplated herein and in the Prospectus and Registration Statement and the entering into and performance by it of the Agreement (including, for the avoidance of doubt, the issuance of the Rights Offering Securities).

(e)

Cease Trade Order or Other Investigation. From the date hereof through the earlier of: (i) the Rights Offering Closing Date; and (ii) the termination of the Agreement in accordance with its terms, it will immediately notify Glencore in writing of any written demand, request or inquiry (formal or informal) by any of the Securities Authorities of the NYSE MKT or SEC or other Governmental Entity that concerns any matter relating to the affairs of PolyMet that may affect the Rights Offering, the transactions contemplated herein, or any other matter contemplated by the Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any securities of PolyMet. Any notice delivered to Glencore as aforesaid will contain reasonable details of the demand, request, inquiry, order or ruling in question. PolyMet will use its best efforts to prevent the issuance of any orders contemplated in this Section 3.1(e) and, if issued, to obtain their prompt withdrawal.

(f)

Listing. PolyMet will take all lawful action as may be required and appropriate so that the Rights Offering Securities have been conditionally approved for listing on the TSX and NYSE MKT, subject to receipt of customary final documentation.

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(g)

Securities Laws. PolyMet will take all lawful action as may be necessary and appropriate so that the Rights Offering and the other transactions contemplated in the Agreement will be effected in accordance with Securities Laws. It will consult with Glencore and its advisors upon their reasonable request regarding the manner in which the Rights Offering and the other transactions contemplated herein will comply with applicable Securities Laws, and it will provide to Glencore and its advisors copies of any documents that are to be submitted by it to any Securities Authorities or other regulatory authority for such purpose prior to being so submitted and it will give Glencore and its advisors an opportunity to comment on same and will take into account Glencore's reasonable comments thereon.

(h)

Obtaining of Report. PolyMet will cause Computershare to deliver to Glencore, as soon as is practicable following the Rights Offering Expiry Time, details concerning the total number of Shares duly subscribed and paid for by holders of Rights under the Rights Offering, including (without limitation) those Shares subscribed and paid for pursuant to the Additional Subscription Privilege, and accordingly the number of Standby Shares for which Glencore must subscribe pursuant to Section 2.3 of this Schedule 2.

(i)

Mailing of Materials. PolyMet will effect and complete the mailing of commercial copies of the Final Prospectus and Registration Statement and the other materials as set out in Section 2.6(b) of this Schedule 2.

(j)

Application of Proceeds. PolyMet shall immediately apply the proceeds of the Rights Offering to repay in full the principal and interest outstanding on the Loan. The balance of the proceeds from the Rights Offering shall be applied in the manner and for the purposes described in the Final Prospectus and Registration Statement.

(k)	Registration Rights Agreement. On or before the Rights Offering Closing Date, PolyMet shall execute and deliver the Registration Rights Agreement to Glencore.

ARTICLE 4
CHANGES

4.1	Material Change During Distribution.

(a)

During the period from the date of the Agreement to the Rights Offering Closing Date, PolyMet will promptly (and in any event within one Business Day) notify Glencore in writing of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of PolyMet and its Subsidiaries taken as a whole.

	(b)	During the period from the date hereof to the Rights Offering Closing Date, PolyMet will promptly (and in any event within one Business Day) notify Glencore in writing of:

		(i)	any material fact that has arisen or been discovered and that would be required to be disclosed in the Prospectus or Registration Statement if filed on such date; and

(ii)

any change in any material fact contained in the Prospectus or Registration Statement, including (without limitation) all documents incorporated by reference, which fact or change is, or may be, of such a nature as to result in a Misrepresentation in the Prospectus or Registration Statement or that would result in the Prospectus or Registration Statement not complying with applicable Securities Laws.

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(c)

PolyMet will promptly, and in any event within any applicable time limitation, comply, to the satisfaction of Glencore, acting reasonably, with all applicable filings and other requirements under the Securities Laws as a result of such fact or change.

4.2

Change in Securities Laws. If during the period of distribution to the public of the Rights, there is any change in the Securities Laws that, in the opinion of Glencore, acting reasonably, requires the filing of a Prospectus Amendment or an amendment to the Registration Statement, PolyMet will promptly prepare and file such Prospectus Amendment with the appropriate Securities Authority in each of the Qualifying Jurisdictions where such filing is required and file any amendment to the Registration Statement with the SEC. PolyMet will provide Glencore with the reasonable opportunity to review any comment on any Prospectus Amendment and any amendment to the Registration Statement and will take into account Glencore’s reasonable comments thereon.

4.3

Change in Rights Offering Closing Date. If a material change occurs after the date of filing of the Final Prospectus with the Securities Authorities and the filing of the Registration Statement with the SEC and prior to the Rights Offering Closing Date, the Rights Offering Closing Date will be, unless PolyMet and Glencore otherwise agree in writing, the earlier of the previously scheduled Rights Offering Closing Date and the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such material change have been complied with in all Qualifying Jurisdictions and any appropriate documents obtained for such filings and notice of such filings from PolyMet or PolyMet’s counsel have been received by Glencore.

ARTICLE 5
RIGHTS OFFERING CLOSINGS AND CONDITIONS

5.1

Rights Offering Closing. The closing of the Rights Offering, including the closing of the purchase by Glencore and sale by PolyMet of the Standby Shares, if any, to be purchased by Glencore hereunder will be completed at 5:30 a.m. (Vancouver time) (the "Rights Offering Closing Time") on the second Business Day following the Rights Offering Expiry Date (the "Rights Offering Closing Date") or at such other time and/or on such other date as PolyMet and Glencore may agree upon in writing. On such date, and upon payment being made by Glencore in accordance with Sections 2.7 and 2.9 of this Schedule 2 PolyMet will: (x) deliver (or cause to be delivered) to Glencore definitive certificates representing the number of Shares that is equal to the aggregate of (a) the number of Basic Entitlement Shares to be purchased by Glencore, (b) the number of any Standby Shares to be purchased by Glencore, and (c) the number of any Additional Subscription Shares to be purchased by Glencore, such certificates to be registered in the name of Glencore or one or more designees of Glencore, as applicable; and (y) pay the fee set out in Section 2.8 of this Schedule 2 to Glencore or one or more of its designees.

5.2

Electronic Closing.  On or before the Rights Offering Closing Time, the Company will deliver to Ken Klassen at ken.klassen@glencore.com, with a copy to Adam Taylor at taylora@bennettjones.com, by electronic delivery of all documents and instruments to be executed and delivered by or on behalf of the Company other than the delivery at the Rights Offering Closing Time, as the case may be, the certificates representing the number of Shares that is equal to the number of Standby Shares to be purchased by Glencore, which certificates will be delivered by Computershare to Ken Klassen, Baarermatsrasse 3, PO Box 777, CH-6341, Baar, Switzerland and Glencore will deliver to Douglas J. Newby at dnewby@polymetmining.com, with a copy to Mitchell Gropper, Q.C. at mgropper@farris.com by electronic delivery all documents and instruments to be executed and delivered by or on behalf of Glencore and will wire, in immediately available funds, the amounts to be paid by Glencore on the Rights Offering Closing Date to an account designated in writing by the Company at least two Business Days prior to the Rights Offering Closing Date for receipt by the Company at the Rights Offering Closing Time.  All documents and instruments delivered to Ken Klassen on behalf of Glencore or Douglas Newby on behalf of the Company are to be held for delivery to the appropriate Party at the Rights Offering Closing Time if and when all such documents and instruments have been delivered and such certificates have been delivered as aforesaid and such funds have been received.

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5.3

Mutual Conditions. The respective obligations of each of PolyMet and Glencore to complete the issuance by PolyMet and the subscription by Glencore for the Rights Offering Shares are subject to the following conditions being satisfied in full, provided that in the case of PolyMet, only if PolyMet has used its best efforts to comply with (or cause to be complied with) such conditions:

(a)

There shall not be any order issued by a Governmental Entity pursuant to Laws, nor shall there be any determination or change of Law, in either case which suspends, ceases, restricts or suspends trading in the Rights or the Shares or operates to prevent or restrict the lawful sale or distribution of the Rights Offering Securities (which suspension, cessation, prevention or restriction, as the case may be, is continuing).

	(b)	The Rights shall be listed on the TSX and NYSE MKT.

	(c)	The TSX and NYSE MKT shall have approved the listing of the Rights Offering Shares, subject to the filing of customary documents with the TSX and NYSE MKT.

5.4

Conditions in Favour of Glencore. The obligation of Glencore to complete the subscription of the Rights Offering Share is subject to the following conditions being satisfied in full, which conditions are for the exclusive benefit of Glencore, any of which may be waived, in whole or in part, by Glencore, in its sole and absolute discretion:

	(a)	The Parties shall have entered into the Corporate Governance Agreement.

	(b)	The Parties shall have entered into the Registration Rights Agreement.

	(c)	This Agreement shall not have been terminated in accordance with its terms.

(d)

All actions required to be taken by or on behalf of PolyMet including the passing of all requisite resolutions of the directors of PolyMet and all requisite filings with any Governmental Entity will have occurred on or prior to the Rights Offering Closing Date, so as to validly authorize the execution and filing of the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment and Registration Statement and to create and issue the Rights Offering Securities, in each case having the attributes contemplated by the Prospectus and Registration Statement, and PolyMet will have taken all requisite actions, including the passing of all requisite resolutions of the directors of PolyMet, and have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other Governmental Entities required in connection with the Rights Offering, the other transactions contemplated in the Agreement and the purchase of Standby Shares by Glencore as contemplated herein.

(e)

Glencore shall have received a legal opinion as to matters of the laws of Canada dated as of the Rights Offering Closing Date from Farris, Vaughan Wills & Murphy LLP, Canadian counsel to PolyMet (who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of PolyMet) substantially in the form of Exhibit 5.4(e).

(f)

Glencore shall have received a legal opinion as to matters of the laws of the United States dated as of the Rights Offering Closing Date from Troutman Sanders LLP, United States counsel to the Company (who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of PolyMet) substantially in the form of Exhibit 5.4(f).

(g)

Glencore shall have received at the Rights Offering Closing Date, a certificate or certificates dated the Rights Offering Closing Date signed on behalf of PolyMet by the Chief Executive Officer and the Chief Financial Officer of PolyMet or such other officers of PolyMet acceptable to Glencore, acting reasonably, in form and content satisfactory to Glencore, acting reasonably, addressed to Glencore certifying for and on behalf of PolyMet and not in their personal capacity after having made due enquiry, with respect to the following matters:

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(i)	its constating documents;

(ii)

the resolutions of its board of directors relevant to the approval of the Preliminary Prospectus, the Final Prospectus and Registration Statement and the signing and filing thereof, the allotment and issue of the Rights Offering Securities and the authorization of the Agreement and the transactions contemplated therein; and

(iii)	the incumbency and signatures of certain of its authorized signing officers.

(h)

PolyMet shall have performed or complied with, in all material respects, each of its covenants contained in the Agreement and each of its representations and warranties which are qualified as to materiality shall be true and correct, and all representations and warranties not so qualified shall be true and correct in all material respects, and Glencore shall have received at the Rights Offering Closing Date a certificate or certificates dated the Rights Offering Closing Date, and signed on behalf of PolyMet by the Chief Executive Officer and the Chief Financial Officer of PolyMet or such other officers of PolyMet acceptable to Glencore, acting reasonably, in form and content satisfactory to Glencore, acting reasonably, addressed to Glencore certifying for and on behalf of PolyMet and not in their personal capacity after having made due enquiry and after having carefully examined the Prospectus and Registration Statement, including all documents incorporated by reference that:

(i)

since the respective dates as of which information is given in the Final Prospectus or Registration Statement, as amended or supplemented which has been filed and receipted, as required, there has been no requirement to file a Prospectus Amendment under Securities Laws or an amendment of the Registration Statement with the SEC;

(ii)

no order, ruling, determination or change in Law, in any such case, having the effect of preventing, restricting or suspending the sale or distribution of the Rights suspending the sale or ceasing the trading of the Rights Offering Securities or any other securities of PolyMet or prohibiting the sale of the Rights Offering Securities has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under Securities Laws or by any Governmental Entity;

(iii)

all representations and warranties of PolyMet made in the Agreement which are qualified as to materiality shall be true and correct, and all representations and warranties not so qualified shall be true and correct in all material respects, as of the Rights Offering Closing Time, as though made on and as of the Rights Offering Closing Time;

	(iv)	all covenants of PolyMet in the Agreement to be performed on or before the Rights Offering Closing Time, shall have been duly performed by PolyMet in all material respects;

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(v)	neither the Rights nor any Shares will have been delisted or suspended or halted from trading for a period of greater than one Business Day at any time prior to the Rights Offering Closing Date;

(vi)	no Material Adverse Effect will have occurred or have been disclosed (if previously undisclosed) at any time after the date hereof and prior to the Rights Offering Closing Date; and

(vii)	the Rights Offering Closing Date will have occurred within 90 days after the date of this Agreement.

5.5

Conditions in Favour of PolyMet. The obligation of PolyMet to issue the Standby Shares to Glencore is subject to the following conditions being satisfied in full which conditions are for the exclusive benefit of PolyMet, any of which may be waived, in whole or in part, by PolyMet, in its sole and absolute discretion:

(a)

Glencore shall have performed or complied with, in all material respects, each of its covenants contained in the Agreement and each of its representations and warranties shall be true and correct and PolyMet shall have received at the Rights Offering Closing a certificate or certificates dated the Rights Offering Closing Date and signed on behalf of Glencore by such officers of Glencore acceptable to PolyMet, acting reasonably, addressed to PolyMet certifying for and on behalf of Glencore and not in their personal capacity after having made due enquiry that:

		(i)	all representations and warranties of Glencore made in the Agreement shall be true and correct as of the Rights Offering Closing Time, as though made on and as of the Rights Offering Closing Time; and

		(ii)	all covenants of Glencore in the Agreement to be performed on or before the Rights Offering Closing Time, shall have been duly performed by Glencore in all material respects.

ARTICLE 6
TERMINATION

6.1

Termination by PolyMet or Glencore. Either PolyMet or Glencore may terminate the Agreement by giving written notice to the other Party, if the conditions set out in Section 5.3 of this Schedule 2 are not satisfied on or before the Rights Offering Closing Date or such other date as may be agreed in writing by PolyMet and Glencore.

6.2

Termination by PolyMet. PolyMet may terminate the Agreement by giving written notice to Glencore at any time if any of the conditions set out in Section 5.5 of this Schedule 2 are not satisfied on or before the Rights Offering Closing Date provided however that PolyMet will be entitled to make such election to terminate only if PolyMet has complied with its obligations under the Agreement.

6.3	Termination by Glencore. Glencore may terminate the Agreement by giving written notice to PolyMet at any time if:

(a)

PolyMet fails to: (i) obtain final listing approval from the TSX or NYSE MKT for the Rights at least two days prior to the date named as the Record Date in the Final Prospectus; (ii) obtain conditional listing approval from the TSX and NYSE MKT in respect of the Shares issuable upon exercise of the Rights and the Standby Shares, prior to or on the Rights Offering Closing Date, subject to receipt of customary final documentation; and (iii) satisfy any of the conditions set out in Section 5.4 of this Schedule 2 on or before the Rights Offering Closing Date;

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(b)	the Shares are de-listed or suspended or halted for trading for a period greater than one Business Day for any reason by the TSX or NYSE MKT at any time; or

(c)	if the Rights Offering is otherwise terminated or cancelled.

Article 7
INDEMNIFICATION

7.1

PolyMet covenants and agrees to protect, indemnify and hold harmless Glencore for and on behalf of itself and for and on behalf of and in trust for each of its affiliates and its and their respective directors, officers, shareholders, partners, employees and agents (collectively, the "Glencore Indemnified Parties") from and against any and all direct and indirect losses, claims, damages, demands, costs, expenses and other liabilities of any kind, ("Losses") which any of them may be subject to or suffer or incur to any third party:

(a)

by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus or Registration Statement (other than a Misrepresentation in the Prospectus or Registration Statement attributable to information provided by or on behalf of Glencore in respect of itself expressly for inclusion in the Prospectus or Registration Statement); and/or

(b)

by reason of or in any way, directly or indirectly, out of any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any Governmental Entity or by any other Person, based upon any Misrepresentation or alleged Misrepresentation in the Prospectus or Registration Statement (other than a Misrepresentation in the Prospectus or Registration Statement attributable to information provided by or on behalf of the Glencore Indemnified Parties in respect of themselves for inclusion in the Prospectus or Registration Statement); and/or

	(c)	the non-compliance or alleged non-compliance by PolyMet with any requirement of Securities Laws or any other Laws in connection with the Rights Offering; and/or

	(d)	by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of PolyMet contained in the Agreement.

Nothing in this Article 7 shall affect the ability of the Company to bring a claim against Glencore in respect of any breach of this Agreement by Glencore, and nothing in this Article 7 shall affect the ability of Glencore to bring a claim against the Company in respect of any breach of this Agreement by the Company.

7.2

Glencore covenants and agrees to protect, indemnify and hold harmless PolyMet for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees and agents from and against any and all Losses caused or incurred to any third party by reason of, or in any way arising, directly or indirectly, out of (a) any breach or default of or under any representation, warranty, covenant or agreement of Glencore contained herein, or (b) any information relating solely to Glencore that Glencore provided to PolyMet in writing expressly for inclusion in the Prospectus or Registration Statement.

7.3

The indemnification by PolyMet contained in Section 7.1 of this Schedule 2 will not apply in respect of any Losses caused or incurred by reason of or arising out of any Misrepresentation, order, inquiry, investigation or other matter or thing referred to herein which is based upon or results directly from any information relating solely to Glencore that Glencore provided to PolyMet in writing expressly for inclusion in the Prospectus or Registration Statement.

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7.4

The indemnification in this Article 7 may not be used by Glencore to bring a claim against PolyMet in circumstances where Glencore has not suffered any Losses to a third party. The indemnification in this Article 7 may not be used by PolyMet to bring a claim against Glencore in circumstances where PolyMet has not suffered any Losses.

7.5

In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such Person (an "Indemnified Party") shall promptly notify the Person from whom indemnification is being sought (being either PolyMet under Section 7.1 of this Schedule 2 or Glencore under Section 7.2 of this Schedule 2, as the case may be (the "Indemnifying Party")) and the Indemnifying Party shall promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party shall pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

7.6

In any such claim, action, suit or proceeding, the Indemnified Party shall have the right to retain other counsel to act on such Person’s behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless:

	(a)	the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such other counsel; or

(b)

the named parties to any such claim, action, suit or proceeding (including any added, third or impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defenses);

provided, however, the Indemnifying Party shall not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all Persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm shall be designated in writing by the Indemnified Party (on behalf of itself and its directors, officers, employees and agents).

7.7

Notwithstanding anything herein contained, neither PolyMet nor Glencore shall agree to any settlement of any such claim, action, suit or proceeding unless the other has consented in writing thereto, and neither Party shall be liable for any settlement of any such claim, action, suit or proceeding unless it has consented in writing thereto.

7.8

If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by Law contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.9

The obligations of PolyMet and Glencore under this Article 7 shall survive completion of any offerings described herein and any termination of the Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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7.10

To the extent any indemnification by an Indemnifying Party is prohibited or limited by Law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article 7 to the fullest extent permitted by Law; provided, however, that no Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SCHEDULE 3
FORM OF INITIAL PRESS ANNOUNCEMENT

SCHEDULE 4
FORM OF PRELIMINARY PROSPECTUS

SCHEDULE 4.3.3
FORM OF CORPORATE GOVERNANCE AGREEMENT

CORPORATE GOVERNANCE AGREEMENT

DATED the ___ day of _____________, 2013.

WHEREAS:

A.	PolyMet Mining Corp. ("PolyMet" or the "Company") and Glencore AG ("Glencore") are party to a standby purchase agreement dated April 10, 2013 (the "Standby Purchase Agreement").

B.

Pursuant to the Standby Purchase Agreement, Glencore has agreed to provide a partial standby commitment in respect of an offering by the Company of rights (the "Rights Offering") to holders of the Company's common shares.

C.	PolyMet has granted to Glencore certain rights in respect of the ongoing corporate governance of the Company, including rights to nominate directors of the Company.

D.

Pursuant to Section 4.3.3 of the Standby Purchase Agreement, the Parties have agreed to enter into this Corporate Governance Agreement to set out the terms and conditions of the ongoing corporate governance arrangements between Glencore and the Company.

NOW THEREFORE in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.	All capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Standby Purchase Agreement.

2.	The Company hereby covenants and agrees:

(a)

at the relevant time, as long as the number of issued and outstanding Shares held by Glencore (on a fully diluted basis) relative to all the issued and outstanding Shares (on a fully diluted basis) is at least 10%, Glencore shall have the right but not the obligation to designate that number of Glencore Nominees that is the greater of:

(i) one; and

(ii)

the number of the directors of the Company out of the total number of directors of the Company which is proportionate to Glencore's holdings of issued and outstanding Shares (on a fully diluted basis) relative to all the issued and outstanding Shares (on a fully diluted basis), provided that if the foregoing calculation does not result in a whole number, the number of Glencore Nominees which Glencore is entitled to designate will be rounded down to the nearest whole number;

(iii)

to take all such actions to appoint the Glencore Nominees to the Board as soon as reasonably practicable following notice of Glencore’s request to appoint the Glencore Nominees, which, for the avoidance of doubt, such actions may include increasing the number of directors on the Board or procuring the resignation of members of the Board at the time of appointing the Glencore Nominees.

4.3.3 - 2

(b)	to mail to Shareholders in accordance with applicable corporate and Securities Laws, a management proxy circular in which the Board will:

(i)

nominate all of the Glencore Nominees for election at the Company’s annual general meetings held after the completion of the transactions contemplated by the Standby Purchase Agreement where directors are elected (and every such Company meeting thereafter) following the Rights Offering Closing Date ("Company AGM"); and

(ii) make a written recommendation to Shareholders in favour of the election of all of the Glencore Nominees;

(c)	to solicit proxies for the Company AGM in favour of Shareholder approval of the election of all of the Glencore Nominees;

(d)

to notify Glencore in advance of any meeting of shareholders of PolyMet to be called by PolyMet after the completion of the transactions contemplated by this Agreement, of the intention of PolyMet to include the election of directors of PolyMet as business to be conducted at such meeting in sufficient time for Glencore to designate the Glencore Nominees to be included in the proxy circular for such meeting and the Company agrees to include such individuals so designated by Glencore among managements nominees as directors of the Company at such meeting; and

(e)

that if any individual nominated or designated by Glencore as aforesaid as a director of PolyMet and elected or appointed as a director of PolyMet should resign, other than at an annual general meeting of shareholders of PolyMet, then Glencore shall be entitled to designate another individual as a director of PolyMet in place of the individual who so resigned;

3.	Glencore hereby covenants and agrees:

(a)

to nominate or designate as a director of PolyMet only individuals who are qualified to serve as a director of PolyMet under applicable Law (notwithstanding that such individual may not be "independent" under Securities Laws);

	(b)	that notwithstanding anything in this Corporate Governance Agreement, Glencore shall not be entitled to nominate greater than 49% (rounding down) of the directors to the Board; and

	(c)	that it does not intend to exercise its rights under this Agreement any earlier than January 1, 2014.

4.

Subject to Section 3(b) of this Corporate Governance Agreement, all rights previously granted by PolyMet to Glencore to appoint directors to the Board remain in full force and effect unamended by this Agreement.

5.

This agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the parties hereto hereby attorn to the jurisdiction of the courts of the Province of British Columbia.

6.

No supplement, modification, amendment, waiver, discharge or termination of this agreement is binding unless it is executed in writing by each of the parties to this agreement. No waiver of, failure to exercise or delay in exercising any provision of this agreement constitutes a waiver of any other provision (whether or not similar) nor does such waiver constitute a continuing waiver unless otherwise expressly provided.

4.3.3 - 3
7.

This agreement may be executed in counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts will have been signed by each party and delivered to the other party. Delivery of an executed counterpart of this agreement by facsimile or transmitted electronically shall be equally effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

4.3.3 - 4

          IN WITNESS WHEREOF the parties hereto have executed this Corporate Governance Agreement as of the date first above written.

POLYMET MINING CORP.

By:__________________________________
Name:
Title:

GLENCORE AG

By:__________________________________
Name:
Title:

SCHEDULE 5
REPRESENTATIONS AND WARRANTIES OF POLYMET

PolyMet represents and warrants to Glencore as at the date of the Agreement, the Rights Issue Date and the Rights Offering Closing Date (by reference to the circumstances subsisting on each respective date), that:

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary. The only Subsidiary of the Company is PMI, which is incorporated under the laws of the State of Minnesota and which is wholly- owned by the Company. Except as set out in Schedule 5(A), the Company does not own or hold any shares of, or any other interest in, directly or indirectly, any Person other than PolyMet Mining.

(b)

The Company has full corporate power and authority and has taken all requisite action on its part necessary for (i) the authorization, execution and delivery of the Agreement, (ii) authorization of the performance of all of its obligations hereunder and thereunder, and, (iii) in respect of the Company, the authorization, issuance (or reservation for issuance) and delivery of the Rights Offering Securities.

(c)

The Agreement has been duly executed and delivered by the Company and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d)

There has been no voluntary or involuntary action taken either by or against the Company for any such Person’s winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of such Person or all or any part of its assets or revenues.

(e)

Set forth on Schedule 5(E) hereto is, in each case as of the date hereof, (a) a description of the authorized capital stock of the Company; (b) the number of Shares of capital stock of the Company issued and outstanding; (c) the number of Shares of capital stock of the Company issuable pursuant to the Company’s equity compensation plans (including those issuable subject to approval by the Company’s shareholders); and (d) the number of Shares of capital stock of the Company issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any Shares of capital stock of the Company. All of the issued and outstanding Shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non- assessable. Except as set forth on Schedule 5(E), no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 5(E), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement, the Company’s equity compensation plans (including those issuable subject to approval by the Company’s shareholders), the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 5(E), the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 5(E), the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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(f)

The Company has filed all Disclosure Documents with the Securities Authorities and SEC pursuant to Canadian Securities Laws and 1934 Act, respectively, since January 31, 2012. When filed, all Disclosure Documents complied as to form in all material respects with the requirements of the applicable Securities Laws and 1934 Act, respectively, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, not misleading. The Company is engaged only in the business described in the Disclosure Documents, and the Disclosure Documents contain a complete and accurate description of the business of the Company in all material respects.

(g)	Since January 31, 2012, there has not been:

(i)

any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Annual Report, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(ii)

any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

	(iii)	material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

	(iv)	any waiver by the Company of a material right or of a material debt owed to it;

(v)

any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

	(vi)	any material change or amendment to a material agreement by which the Company or any of their respective assets or properties are bound or subject;

	(vii)	any material labour difficulties or labour union organizing activities with respect to employees of the Company;

	(viii)	any material transaction entered into by the Company other than in the ordinary course of business; or

5 - 3
(ix)	any other event or condition of any character that may have a Material Adverse Effect.

(h)

The execution, delivery and performance of the Agreement by the Company and the issuance and sale of the Rights Offering Securities by the Company will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s constating documents (including any certificates of designation) or articles or any shareholders agreement relating to it, as in effect on the date hereof, or (ii) except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) any statute, rule, regulation or order of any Governmental Entity having jurisdiction over the Company or any of their respective properties, or (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject (including an event that with notice or lapse of time or both would become a default, and including any event that would give to others any rights of termination, amendment, acceleration or cancellation, with or without notice, lapse of time or both). Except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company, to its knowledge, (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets or activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets and, (iii) is not in breach or violation of any agreement, note or instrument to which they or their assets are a party or are bound or subject. The Company has not received written notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

(i)

The Company has prepared and filed all tax returns required to have been filed by it with all appropriate Governmental Entities and paid all taxes due owed by it, taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate, and there are no unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All taxes and assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Entity or third party when due, taking into account permitted extensions. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.

(j)	The only jurisdictions (or registration districts within such jurisdictions) in which the Company has any place of business or stores any material tangible assets are as set forth in Schedule 5(J).

(k)

The Company has good and marketable title to all real properties and all other properties and assets owned by it and material to its operations, in each case free from Encumbrances other than Permitted Encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company directly or indirectly holds any leased real or personal property material to its operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. Schedule 5(K) sets forth a complete and accurate legal description of all the real property owned by the Company. The Company has adequate rights of ingress and egress for the operation of the business in the ordinary course from and to the Owned Real Property. The Company does not own any real property other than the Owned Real Property, and the Company has not agreed to acquire any real property or interest in real property other than the Owned Real Property.

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(l)

The Company is not party to any lease, sublease, agreement to lease, offer to lease, renewal of lease or other right or interest in or to real property (each a "Lease") except in respect of the Leased Real Properties. Each Lease is in good standing in all material respects and all amounts owing thereunder have been paid by the Company. Schedule 5(L) sets forth a complete and accurate legal description of all the real property leased by the Company. The Company has adequate rights of ingress and egress for the operation of the business from and to Leased Real Property.

(m)	The uses to which the Owned Real Property and the Leased Real Property are being put by the Company are not in breach, in any material respect, of any applicable Law.

(n)

No part of the Owned Real Property or the Leased Real Property of the Company has been taken or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given or commenced nor is the Company aware of any intent or proposal to give any such notice or commence any such proceedings.

(o)

The Company possesses adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by it which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect if not obtained, and has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit. The Company is in compliance with all applicable Laws, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(p)

The Company is not in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any material agreement. No Event of Default has occurred and is continuing.

(q)	There are no existing Encumbrances relating to the assets of the Company other than Permitted Encumbrances, except as set out on Schedule 5(Q).

(r)

There are no Pension Plans in existence. All Benefit Plans to which the Company is a party are described in Schedule 5(R). There has not been any improper withdrawal or application of any asset of the Benefit Plans. There is no proceeding, action, suit or claim, including by any Governmental Entity (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened involving the Benefit Plans, and no fact exists which could give rise to that type of proceeding, action, suit or claim. All contributions or premiums required to be made or paid by the Company in respect of the Benefit Plans have been made or paid in accordance with the terms of such plans and all applicable Law. All contributions to the Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by the Company and have been fully paid into those plans in compliance with the plans and applicable Law. All reports and disclosures relating to the Benefit Plans required by those plans and any applicable Law to be filed or distributed have been filed or distributed in compliance with the plans and applicable Law.

(s)

(i)	No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

(ii)

The Company has paid all wages and other forms of compensation due and owing and have made and remitted all required statutory and other deductions and there are no outstanding or pending labor or employment-related liabilities.

(iii)

(A) The Company is not a party to any collective agreement or other labour contract except as set out on Schedule 5(S), (B) no union or other labor organization is actively seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Company, and (C) there is no pending or, to the Company’s knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Company.

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(t)

All Material Agreements of the Company are in full force and effect, unamended, and the Company or, to their knowledge, any other party to any such agreement is not in material default with respect thereto.

(u)

All books and records of the Company have been fully, properly and accurately kept and completed in accordance with IFRS and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(v)

The Company owns or possesses adequate rights or licenses to the inventions, know- how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets, confidential information and other intellectual property rights, free and clear of all Encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, "Intellectual Property Rights"), and the Company has not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.

(w)

To the knowledge of the Company, the Company is not in violation of any statute, rule, regulation, decision or order of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), do not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and are not subject to any claim relating to any Environmental Laws, which violation, contamination, ownership, operation, liability or claim would individually or in the aggregate have a Material Adverse Effect except as set forth in schedule 5(W); and the Company is not aware of any pending investigation that might lead to such a claim. The business and operations of the Company complies in all material respects with Environmental Laws and the Company holds all permits and licenses necessary to conduct its business and operations in compliance with Environmental Laws. All material costs to ensure compliance with Environmental Laws, including those with respect to future closure and rehabilitation costs, are accurately reflected in the Company’s financial statements.

(x)

Schedule 5(X) lists all mineral interests and rights, including claims, concessions, surface rights, easements, exploration licenses and exploitation licenses and leases (collectively, the "Mineral Rights") associated with the NorthMet Project which are held directly or indirectly by the Company or to which it is a party. Except as would not reasonably be expected to have a Material Adverse Effect:

	(i)	the Company is the sole legal and beneficial owner of all right, title and interest in and to the Mineral Rights, free and clear of any Encumbrances, except Permitted Encumbrances;

	(ii)	all of the Mineral Rights have been properly located and recorded in compliance with applicable Laws and are comprised of valid and subsisting mineral claims;

(iii)

the Mineral Rights are in good standing under applicable Laws and all work required to be performed and filed in respect thereof has been performed and filed, all taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made;

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(iv)	there is no adverse claim against or challenge to the title to or ownership of any of the Mineral Rights;

(v)	the Company has the exclusive right to deal with all of the Mineral Rights;

(vi)	no person other than the Company has any interest in any of the Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest;

(vii)	there are no options, back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the interest of the Company in any of the Mineral Rights;

(viii)	there are no restrictions on the ability of the Company to use, transfer or exploit any of the Mineral Rights, except pursuant to applicable Laws;

(ix)	the Company has not received any written notice from any Governmental Entity of any revocation or intention to revoke any interest of the Company in any of the Mineral Rights; and

(x)

the Company has all surface rights, including easements and rights of way from landowners or Governmental Entities, that are required to develop and exploit the NorthMet Project as contemplated in the AGP Technical Report and no third party or group holds any such rights that would be required by the Company to develop and exploit the NorthMet Project as contemplated in the AGP Technical Report on or before the date hereof.

(y)

There are no pending actions, suits or proceedings against or affecting the Company or any of its respective properties that, if determined adversely, would individually or in the aggregate have a Material Adverse Effect and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated. There are no pending actions, suits or proceedings against or affecting the Company that involve this Agreement or the rights of Glencore or the obligations of the Company thereunder and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

(z)	The financial statements included in the Disclosure Documents present fairly and accurately in all material respects the consolidated balance sheet of the Company as of the dates shown and its consolidated statements of loss and comprehensive loss, consolidated statements of changes in shareholder equity and consolidated statement of cash flows for the periods shown, and such other financial statements have been prepared in conformity with IFRS in effect from time to time in Canada applied on a consistent basis throughout the periods involved except as set forth in the notes thereto. Except as set forth in the annual financial statements of the Company included in the Annual Report, the Company does not have any liabilities, contingent or otherwise, which individually or in the aggregate would result in a Material Adverse Effect.

(aa)

The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. All such insurance policies are (i) sufficient for compliance with all requirements of applicable Law and of all Material Agreements, (ii) are valid, outstanding and enforceable policies, and (iii) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event, public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business. All premiums with respect thereto have been paid in accordance with their respective terms, and no written notice of cancellation or termination has been received with respect to any such policy.

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(bb)	There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Shares on the TSX or the NYSE MKT.

(cc)	The Company is in material compliance with all applicable provisions of the Sarbanes- Oxley Act that are in effect.

(dd)	The Company is in material compliance with all applicable corporate governance requirements set forth in the rules of the NYSE MKT currently in effect.

(ee)

In respect of financial reporting for the fiscal year ended January 31, 2012 and all subsequent periods, the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. The Company has not been advised of (i) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect its ability to record, process, summarize and report financial data, (ii) any material weaknesses in its internal control over financial reporting or (iii) any fraud, whether or not material, that involves management or other employees who have significant role in the internal control over its financial reporting.

(ff)

The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 12a-15(e) and 15d-15(e) of the 1934 Act), which are effective in all material respects to perform the functions for which they are established.

(gg)	PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Annual Report, is an independent registered public accountant with respect to the Company within the meaning of the 1933 Act (including without limitation the Sarbanes-Oxley Act).

(hh)

Neither the aggregate value of the assets in Canada of PolyMet and its Subsidiaries, nor the gross revenues from sales in or from Canada generated from those assets, as determined in accordance with Part IX of the Competition Act (Canada) and the Regulations Respecting Notifiable Transactions Pursuant to Part VIII of the Competition Act (Canada), SOR 87-348, exceeds the prescribed value referred to in Section 110 of the Competition Act.

(ii)	The value of the assets of PolyMet and its Subsidiaries carrying on a Canadian business is, collectively, less than C$344 million, as determined by Section 3 of the Investment Canada Regulations.

(jj)

The Rights Offering Shares issuable to Glencore will be duly and validly issued and registered in the name of Glencore (or as it may direct in writing) and upon receipt of the Exercise Price in respect of the Basic Entitlement Shares and Additional Subscription Shares and on fulfillment of the Standby Commitment, the Rights Offering Shares will be validly issued, fully paid, non-assessable and will be free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions except for any restrictions on resale or transfer imposed by Securities Laws and not subject to any option to purchase or similar right (it being acknowledged by Glencore that the number of Standby Shares that it may be entitled to receive pursuant to the Rights Offering will depend on the number of Shares issued to those Persons who have exercised Rights prior to the Rights Offering Expiry Time and the limitation in Section 2.4 of Schedule 2).

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(kk)

The Rights Offering Shares will be allotted and issued subject to the notice of articles and articles of PolyMet, and on terms that they will, when issued, be fully paid, non- assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

(ll)	PolyMet is a reporting issuer in good standing in the Provinces of British Columbia, Alberta and Ontario.

(mm)	PolyMet is qualified to file a prospectus in the form of a short form prospectus pursuant to the provisions of NI 44-101 – Short Form Prospectus Distributions.

(nn)

(i) the common shares, without par value, of PolyMet are registered under Section 12(b) of the 1934 Act, (ii) PolyMet is required to file reports pursuant to Section 13 of the 1934 Act, (iii) PolyMet has filed all reports required to be filed pursuant to Section 13 of the 1934 Act and (iv) PolyMet is in compliance with all of its other obligations under the 1934 Act.

(oo)

PolyMet is a "foreign private issuer" within the meaning of Rule 3b-4 under the 1934 Act, and PolyMet meets the requirements for use of Form F-10 under the 1933 Act for registration under the 1933 Act of the offering of the Rights Offering Securities to be issued in connection with the Rights Offering.

(pp)

No order halting or suspending trading in securities of PolyMet or prohibiting the sale of such securities is outstanding against PolyMet, and to the knowledge of PolyMet and the directors and officers thereof, no investigations or proceedings for such purpose are pending or threatened.

(qq)	PolyMet has waived the application of its Rights Plan to the transactions contemplated by this Agreement.

(rr)

The Board has determined that neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the transactions contemplated by this Agreement relating to Glencore (other than the Loan), exceeds 25% of PolyMet’s market capitalization in accordance with Part 5 of MI 61-101.

(ss)	The Board has determined that the Loan and related transactions are exempt from the formal valuation and minority approval requirements of Part 5 of MI 61-101.

(tt)

No approval of the Company’s Shareholders is required for (i) the execution and delivery by the Company of this Agreement, (ii) the issuance of any of the Rights, the Shares issuable upon exercise of the Rights and/or the Standby Shares as contemplated by this Agreement, or (iii) the consummation of the other transactions contemplated by this Agreement.

(uu)	The Market Capitalization for the purposes of MI 61-101 is $US$216,584,327.

(vv)

At the time of its filing with any Securities Authority and the SEC or otherwise and as at the Rights Offering Closing Date, the Prospectus and Registration Statement did and will comply with the requirements of Securities Laws in all material respects; and at the time of its filing and as at the Rights Offering Closing Date, the information and statements contained therein are true and correct in all material respects, contain no Misrepresentation and constitute full, true and plain disclosure of all material facts and do not omit any material facts relating to PolyMet and its Subsidiaries taken as a whole and as concerns the Rights Offering and the transactions contemplated herein; provided that the foregoing will not apply to any information or statements contained in the Prospectus or Registration Statement relating solely to Glencore that Glencore has specifically provided to PolyMet in writing for inclusion in such Prospectus and Registration Statement.

SCHEDULE 5(A)

The Company does not own or hold any shares of, or have any other interest in, directly or indirectly, any person other than PMI except the following:

1)	200,000 common shares of Acadian Mining Corporation (TSX:ADA), representing approximately 0.3% of Acadian Mining Corporation’s issued and outstanding common shares, as of April 10, 2013.

2)	36,806 common shares of Medgold Resources Corporation (TSX:MED), representing less than 0.1% of Medgold Resources Corporation’s issued and outstanding common shares, as of April 10, 2013.

SCHEDULE 5(E)

As of the date hereof:

(a)	the authorized capital stock of the Company is an unlimited number of Common Shares in the capital of the Company, without par value;

(b)	the number of Shares of capital stock of the Company issued and outstanding is 183,250,082;

(c)

the number of Shares of capital stock of the Company issuable pursuant to the Company’s equity compensation plans (including those issuable subject to approval by the Company’s shareholders) is 18,636,000; and

(d)

the number of Shares of capital stock of the Company issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any Shares of capital stock of the Company is 7,083,333.

No person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company except for the pre-emptive rights that the Standby Purchaser currently has with respect to their right of first refusal to provide material financings other than certain forms of equity financing, subject to regulatory approval, as long as the Standby Purchaser owns 10% or more of the issued and outstanding Common Shares of the Company. As long as the Standby Purchaser owns more than 5% of the issued and outstanding Common Shares of the Company, it has the right to participate pro rata in any equity-related financing by the Company to maintain its ownership interest on a fully diluted basis.

The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them.

The Company has not granted any person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person except the Standby Purchaser.

SCHEDULE 5(J)

The only jurisdictions (or registration districts within such jurisdictions) in which the Company has any place of business or stores any material tangible assets are:

1)	Vancouver, British Columbia, Canada

2)	Toronto, Ontario Canada

3)	St. Paul, Minnesota, USA

4)	St. Louis County, Minnesota, USA

SCHEDULE 5(K)

The following sets forth a complete and accurate legal description of all the real property owned by the Company:

1)	Erie Plant Site Complex

All the real property located within St. Louis County, Minnesota, legally described as follows, to-wit:

The Northwest Quarter of the Northwest Quarter, the Southwest Quarter of the Northwest Quarter, the Northwest Quarter of the Southwest Quarter, and the Southwest Quarter of the Southwest Quarter; all in Section 2, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311938 and 312572.)

All of Section 3, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 315402, 311834, and 312572.)

All of Section 4, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311938, 311834 and 312572.)

All of Section 5, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

The East Half of the Northeast Quarter, and the East Half of the Southeast Quarter; all in Section 6, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

The East Half of the Northeast Quarter, and the Northeast Quarter of the Southeast Quarter; all in Section 7, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

The Northeast Quarter, the Northwest Quarter except railroad right of way, the Southwest Quarter except railroad right of way, and the Southeast Quarter except railroad right of way; all in Section 8, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

All of Section 9, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

All of Section 10, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305424, 315402, 305334, 305297, 311938, 311834, and 312572.)

The Northwest Quarter of the Northwest Quarter of Section 11, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificate of Title for this land. (Torrens property. Part of Certificate of Title No. 312572.)

5(K) - 2

That part of the Northwest Quarter of Section 15, Township 59 North, Range 14 West of the Fourth Principal Meridian, lying northerly of a line lying 200 feet north of the following described line, measured perpendicular thereto and perpendicular to the tangent to curves therein: Commencing at the northwest corner of said Section 15; thence South 05 degrees 49 minutes 40 seconds East, based on the St. Louis County Central Zone Coordinate System, for a distance of 400.76 feet to the point of beginning; thence North 86 degrees 44 minutes 30 seconds East 1235.77 feet; thence along a tangential curve concave to the south having a radius of 1699.87 feet, the chord of which bears South 65 degrees 34 minutes 06 seconds East with a chord length of 1415.84 feet; thence North 85 degrees 08 minutes 37 seconds East 167.41 feet more or less to the east line of said Northwest Quarter of Section 15 and there terminating, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305424 and 311938.)

The North Half of the Northeast Quarter, the North Half of the Northwest Quarter, the Southwest Quarter of the Northwest Quarter, and the North Half of the Southeast Quarter of the Northwest Quarter; all in Section 16, Township 59 North, Range 14 West, except all minerals and mineral rights as shown on the Certificate of Title for this land. (Torrens property. Part of Certificate of Title No. 305297.)

The East Half of the Northeast Quarter of Section 17, Township 59 North, Range 14 West; and also that part of the Southwest Quarter of the Northeast Quarter of Section 17, Township 59 North, Range 14 West of the Fourth Principal Meridian, lying easterly of a line lying 40 feet west of the following described line, measured perpendicular thereto, and the extension thereof to the south boundary of said Southwest Quarter of the Northeast Quarter: Commencing at the Center Quarter corner of said Section 17; thence North 89 degrees 14 minutes 59 seconds East based on the St. Louis County Central Zone Coordinate System for a distance of 986.23 feet to the point of beginning; thence North 06 degrees 28 minutes 39 seconds East 1224.55 feet more or less to the north line of the Southwest Quarter of the Northeast Quarter of said Section 17 and there terminating; and also that part of the Northwest Quarter of the Northeast Quarter of Section 17, Township 59 North, Range 14 West of the Fourth Principal Meridian lying easterly of the following described line: Commencing at the North Quarter corner of said Section 17; thence North 88 degrees 50 minutes 33 seconds East based on the St. Louis County Central Zone Coordinate System for a distance of 486.89 feet to the point of beginning; thence South 11 degrees 19 minutes 32 seconds East 719.70 feet; thence along a tangential curve concave to the west having a radius of 1494.37 feet, the chord of which bears South 00 degrees 27 minutes 55 seconds West with a chord length of 505.49 feet, to the south line of said Northwest Quarter of the Northeast Quarter of Section 17 and there terminating, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 311834 and 312572.)

The Northwest Quarter of the Southeast Quarter of Section 18, Township 59 North, Range 14 West, and an undivided 5/288ths interest in that part of the Southeast Quarter of the Southwest Quarter and of the Northeast Quarter of the Southwest Quarter of Section 18, Township 59 North, Range 14 West of the Fourth Principal Meridian, lying northerly of the following described line: Commencing at the southeast corner of the Northeast Quarter of the Southwest Quarter of said Section 18; thence North 89 degrees 59 minutes 35 seconds West, based on the St. Louis County Central Zone Coordinate System for a distance of 333.97 feet to the point of beginning; thence South 65 degrees 24 minutes 26 seconds West 484.44 feet ; thence North 23 degrees 19 minutes 04 seconds West 1244.30 feet; thence on a tangential curve concave to the southwest having a radius of 517.57 feet, the chord of which bears North 35 degrees 16 minutes 19 seconds West with a chord length of 204.99 feet, to the west line of the Northeast Quarter of the Southwest Quarter of said Section 18 and there terminating, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305424, 305295, and 305292.)

5(K) - 3

The Southeast Quarter of the Northeast Quarter, and the East Half of the Southeast Quarter; all in Section 31, Township 60 North, Range 14 West, except minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305296 and 311757.)

All of Section 32, Township 60 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305296 and 305295.)

All of Section 33, Township 60 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 305296 and 305295.)

All of Section 34, Township 60 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 315402 and 305296.)

The West Half of the Northwest Quarter, and the West Half of the Southwest Quarter; all in Section 35, Township 60 North, Range 14 West, except all minerals and mineral rights as shown on the Certificates of Title for this land. (Torrens property. Parts of Certificate of Title Nos. 315402 and 305296.)

5(K) - 4

5(K) - 5

5(K) - 6

5(K) - 7

5(K) - 8

That part of Government Lot 10, Section 6, that part of Government Lot 5, Section 5 and that part of the Northwest Quarter of the Southwest Quarter, Section 5, all in Township 58 North, Range 14 West, St. Louis County, Minnesota, described jointly as follows:

Commencing at the southeast corner of said Section 6; thence North 01 degrees 46 minutes 57 seconds East, bearing based on the south line of Section 6 having a bearing of North 88 degrees 57 minutes 45 seconds East, Saint Louis County Transverse Mercator 1996 projection, a distance of 1452.41 feet; thence South 25 degrees 22 minutes 32 seconds West a distance of 577.27 feet; thence South 56 degrees 14 minutes 45 seconds West a distance of 421.26 feet to the point of beginning; thence North 56 degrees 14 minutes 45 seconds East a distance of 421.26 feet; thence North 25 degrees 22 minutes 32 seconds East a distance of 577.27 feet; thence North 48 degrees 16 minutes 42 seconds West a distance of 114.65 feet; thence South 25 degrees 22 minutes 33 seconds West a distance of 569.30 feet; thence South 63 degrees 44 minutes 22 seconds West a distance of 712.70 feet; thence South 13 degrees 26 minutes 08 seconds East a distance of 303 feet, more or less, to the shoreline of Colby Lake; thence easterly along the shoreline of Colby Lake to the point of intersection with a line bearing South 13 degrees 38 minutes 27 seconds East from the point of beginning; thence North 13 degrees 38 minutes 27 seconds West, along said line a distance of 120 feet, more or less, to the point of beginning.

Parcel	Sec.	Twp	Rge	
SE¼ of SE¼, and SW¼ of SE¼, and SE¼ of SW¼	18	59	14	described as beginning at the northeast corner of said SE¼ of SE¼; thence South 03 degrees 56 minutes 00 seconds East, along the east line of said SE¼ of SE¼ a distance of 351.53 feet; thence South 89 degrees 09 minutes 23 seconds West a distance of 1641.50 feet; thence southwesterly, along a tangential curve (chord definition) concave to the southeast having a radius of 837.27 feet, central angle of 35 degrees 53 minutes 39 seconds, a distance of 524.53 feet; thence South 53 degrees 15 minutes 43 seconds West a distance of 415.62 feet; thence North 72 degrees 06 minutes 28 seconds West a distance of 557.34 feet; thence northwesterly, along a tangential curve (arc definition) concave to the northeast having a radius of 539.96 feet, central angle of 48 degrees 48 minutes 30 seconds, a distance of 459.97 feet; thence North 23 degrees 17 minutes 58 seconds West a distance of 43.98 feet; thence North 66 degrees 32 minutes 05 seconds East a distance of 756.62 feet to the north line of said SE¼ of SW¼; thence South 89 degrees 29 minutes 13 seconds East, along said north line a distance of 15.78 feet to the northwest corner of said SW¼ of SE¼; thence South 89 degrees 29 minutes 13 seconds East, along the north line of said SW¼ of SE¼ a distance of 1295.62 feet to the northeast corner of said SW¼ of SE¼; thence South 89 degrees 29 minutes 13 seconds East, along the north line of said SE¼ of SE¼ a distance of 1311.40 feet to the point of beginning.
NE¼ of NW¼ and NW¼ of NW¼	24	59	14	that part thereof lying northerly of a line drawn parallel with and distant 200 feet northerly of the following described line: Commencing at the northwest corner of said Section 24; thence South 01 degree 32 minutes 25 seconds East, along the west line of said NW¼ of NW¼ a distance of 753.31 feet to the centerline of the Cliff's Erie Railroad and the point of beginning of the line to be described; thence North 66 degrees 06 minutes 57 seconds East, along said centerline a distance of 2970.51 feet to the north line of said Section 24, and there terminating.
E½ of NE¼ of NE¼	13	59	15	
E½ of SE¼ of NE¼	13	59	15	
E½ of W½ of NE¼ of NE¼	13	59	15	
E½ of W½ of SE¼ of NE¼	13	59	15

5(K) - 9

5(K) - 10

5(K) - 11

5(K) - 12

5(K) - 13

2)	Leonard Land Company Purchase

The following described lands lying in Township 59 North, Range 16 West of the Fourth Principal Meridian, St. Louis County, Minnesota:

Tract 1: S½ of SW¼, Section 9;

Tract 2: All of Section 16;

Tract 3: E½ of Section 19;

Tract 4: All of Section 20;

Tract 5: All of Section 21;

Tract 6: That portion of SW¼ of SW¼ lying West of Pike River Road, Section 22;

Tract 7: Those portions of the W½ of NW¼ and W½ of SW¼, lying West of Pike River Road, Section 27;

Tract 8: All of Section 28 except that part lying East of Pike River Road and except that part of the S½ of the S½ lying South and Southeast of the Pike River;

Tract 9: All of Section 29;

Tract 10: E½ of Section 30;

Tract 11: E½, SW¼ of SW¼, and E½ of SW¼ of Section 31;

Tract 12: All of Section 32 lying West and North of the Pike River, except the E½ of the NE¼ of SE¼ of SW¼, excluding the Southerly 264 feet; and,

Tract 13: That part of Section 33 lying West of the Pike River.

Subject to mineral reservations of record.

AND

The following described lands lying in Township 58 North, Range 16 West of the Fourth Principal Meridian, St. Louis County, Minnesota:

Tract 14: That part of Section 5 lying north and west of Pike River; and,

Tract 15: That part of Section 6 lying north and west of Pike River.

Subject to mineral reservations of record.

5(K) - 14

3)	Wheaton College Purchase

Lot Three (3), Section Nine (9), Township Sixty-four (64) North, Range Three (3) East of the Fourth Principal Meridian, Cook County, Minnesota. Subject to mineral reservations of record.

4)	Lake-Forest Enterprise Purchase

The following described lands lying in Lake County, Minnesota:

Subject to mineral reservations of record.

5)	O’Reilly Hunting Club Purchase

The following described lands lying in St. Louis County, Minnesota:

E ½ of NW ¼, NE ¼ of SW ¼, and E ½ of W ½ of NW ¼, Section 17, Township 66 North, Range 17 East

Subject to mineral reservations of record.

5(K) - 15

6)	Encumbrances on assets of the Company other than Permitted Encumbrances

UCC FINANCING STATEMENT

A. NAME & PHONE OF CONTACT AT FILER (optional)	**Filing Number:** 201123334618
	Filing Date: 03/02/2011
B. SEND ACKNOWLEDGMENT TO: (Name and Address) Metro Sales Inc 1620 East 78th Street MINNEAPOLIS, MN 55423	**Filing Time:** 2:34 pm **Processing Office:** State of Minnesota Secretary of State **Filed By:** UCCOnlineFiling

1. DEBTOR'S EXACT FULL LEGAL NAME

ORGANIZATION'S NAME
POLYMET MINING INC

Mailing Address	City	State	Postal Code	Country
6500 COUNTY ROAD 666	HOYT LAKES	MN	55750	USA

Tax ID #, SSN or EIN	Add'l info re Organization Debtor	Type Of	Jurisdiction Of	Organizational ID #, if any
		CORPORATION	USA MN	[X] None

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME

INDIVIDUAL'S NAME

Last Name	First Name	Middle Name	Suffix

Mailing Address	City	State	Postal Code	Country

Tax ID #, SSN or EIN

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)

ORGANIZATION'S NAME
METRO SALES INC

Mailing Address	City	State	Postal Code	Country
1620 EAST 78TH STREET	MINNEAPOLIS	MN	55423	USA

4. This FINANCING STATEMENT covers the following collateral :

RICOH MPC2000 M5075900353 AND ACCES.

5. ALTERNATIVE DESIGNATION (if applicable) [X] Lessee/Lessor [ ] Consignee/Consignor [ ] Bailee/Bailor [ ] Seller/Buyer [ ] AG. Lien [ ] Non-UCC

6. [ ] This FINANCING STATEMENT is to be filed (or recorded) in the REAL ESTATE RECORDS Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) [ ] All Debtors [ ] Debtor 1 [ ] Debtor 2

8. OPTIONAL FILER REFERENCE DATA:

1

5(K) - 16

UCC FINANCING STATEMENT

A. NAME & PHONE OF CONTACT AT FILER (optional)	**Filing Number:** 201019741886
	Filing Date: 04/05/2010
B. SEND ACKNOWLEDGMENT TO: (Name and Address) Metro Sales Inc 1620 East 78th Street MINNEAPOLIS, MN 55423	**Filing Time:** 8:59 am **Processing Office:** State of Minnesota Secretary of State **Filed By:** UCCOnlineFiling

1. DEBTOR'S EXACT FULL LEGAL NAME

ORGANIZATION'S NAME
POLYMET MINING INC

Mailing Address	City	State	Postal Code	Country
6500 COUNTY ROAD 666	HOYT LAKES	MN	55750	USA

Tax ID #: SSN or EIN	Add'l Info re Organization Debtor	Type Of	Jurisdiction Of	Organizational ID #, if any
		CORPORATION	USA MN	[x] None

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME

INDIVIDUAL'S NAME

Last Name	First Name	Middle Name	Suffix

Mailing Address	City	State	Postal Code	Country

Tax ID #: SSN or EIN

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)

ORGANIZATION'S NAME
METRO SALES INC

Mailing Address	City	State	Postal Code	Country
1620 EAST 78TH STREET	MINNEAPOLIS	MN	55423	USA

4. **This FINANCING STATEMENT covers the following collateral :**
RICOH MPC2500 L5665508951 AND ACCESS.

5. **ALTERNATIVE DESIGNATION (if applicable)** [X] Lessee/Lessor [ ] Consignee/Consignor [ ] Bailee/Bailor [ ] Seller/Buyer [ ] AG. Lien [ ] Non-UCC

6. [ ] This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) [ ] All Debtors [ ] Debtor 1 [ ] Debtor 2

8. **OPTIONAL FILER REFERENCE DATA:**

1

5(K) - 17

[redacted]

Filing NO: 200813724751
Filing Date: 2008/10/30
Filing Time: 4:04 PM
State of Minnesota
Processing Office: Secretary of State
Filed by: boono01

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC/USCS Acct. 32186
380 JACKSON ST, SUITE 700
ST. PAUL, MN 55101

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME				
POLY MET MINING, INC.				
1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c. MAILING ADDRESS		CITY	STATE / POSTAL CODE	COUNTRY
306 West Superior Street, Suite 1000		Duluth	MN / 55802	USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any	
	Corporation	Minnesota	6F-388	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS		CITY	STATE / POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	
				NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
Glencore AG				
3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS		CITY	STATE / POSTAL CODE	COUNTRY
Baarermattstrasse 3 (Attention General Counsel)		Baar	CH-6341	Switz.

4. This FINANCING STATEMENT covers the following collateral:

All of debtor's assets, whether now owned or hereinafter acquired, including without limitation all proceeds and products thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Minnesota Secretary of State 775732-1

775732-1

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

5(K) - 18

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC/USCS Acct. 32186
380 JACKSON ST, SUITE 700
ST. PAUL, MN 55101

Filing NO: 200813711522
Filing Date: 2008/10/29
Filing Time: 5:00 PM
State of Minnesota
Processing Office: Secretary of State
Filed by: tukam01

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: POLY MET MINING, INC.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 306 West Superior Street, Suite 1000	CITY: Duluth	STATE: MN	POSTAL CODE: 55812	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Minnesota	1g. ORGANIZATIONAL ID #, if any: 6F-388	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Glencore AG				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: Baarermattstrasse 3 (Attention General Counsel)	CITY: Baar	STATE	POSTAL CODE: CH-6341	COUNTRY: Switz.

4. This FINANCING STATEMENT covers the following collateral:

All of debtor's assets, whether now owned or hereinafter acquired, including without limitation all proceeds and products thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] | All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Minnesota Secretary of State 774348-1

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

5(K) - 19

UCC FINANCING STATEMENT

A. NAME & PHONE OF CONTACT AT FILER (optional)	
B. SEND ACKNOWLEDGMENT TO: (Name and Address) DILIGENZ INC 6500 HARBOR HTS PKWY #400 MUKILTEO, WA 98275	

Filing Number:	200813599138
Filing Date:	10/20/2008
Filing Time:	5:10 pm
Processing Office:	State of Minnesota Secretary of State
Filed By:	UCCOnlineFiling

1. DEBTOR'S EXACT FULL LEGAL NAME

ORGANIZATION'S NAME
POLY MET MINING, INC.

Mailing Address	City	State	Postal Code	Country
COUNTY ROAD 666	HOYT LAKES	MN	55750	USA

Tax ID # SSN or EIN	Add'l Info Re Organization Debtor	Type Of Organization	Jurisdiction Of Organization	Organizational ID #, if any	None
		CORP.	USA MN	6F-388	☐

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME

INDIVIDUAL'S NAME

Last Name	First Name	Middle Name	Suffix

Mailing Address	City	State	Postal Code	Country

Tax ID # SSN or EIN

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)

ORGANIZATION'S NAME
ROAD MACHINERY & SUPPLIES CO.

Mailing Address	City	State	Postal Code	Country
5633 W. HIGHWAY 13	SAVAGE	MN	55378	USA

4. This FINANCING STATEMENT covers the following collateral :

One (1) Used Bucyrus Model 59R Drill Core serial #141003 together with all present and future attachments, accessories, replacement parts, repairs, additions, and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Bailee/Bailor ☐ Seller/Buyer ☐ AG. Lien ☐ Non-UCC Filing

6. ☐ This FINANCING STATEMENT is to be filed (or recorded) in the REAL ESTATE RECORDS. Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA:
#37780452

1

SCHEDULE 5(L)

The following sets forth a complete and accurate legal description of all the real property leased by the Company:

1)

PolyMet is party to an agreement dated November 13, 2012 whereby it leases office space in Suite 5700 of the building commonly known as First Canadian Place, located at 100 King Street West ,Toronto, Ontario.

2)

PMI Inc. is party to a Lease Agreement dated October 27, 2011 whereby it leases approximately 2,379 rentable square feet in Suites 2005 and 2060 of the building commonly known as UBS Plaza, located at 444 Cedar Street, St. Paul, Minnesota.

3)

Mineral rights on 4,162 acres in St. Louis County acquired under a Mineral Lease between USX Corporation and PolyMet, dated January 4, 1989, as subsequently amended and assigned December 19, 1994, as further amended on July 20, 2001, and February 13, 2007. During the year ended January 31, 2005, United States Steel Corporation assigned the lease to RGGS Land & Minerals Ltd., L.P.

4)	Mineral rights on 120 acres in St. Louis County acquired under a Mineral Lease between LMC Minerals and PolyMet, dated December 1, 2008.

5)

PMI, Inc. is party to a Contract for Deed (Block 1), dated December 20, 2006, whereby it obtained rights to the leased real property legally described in Schedule 1.4 of the Contract for Deed as follows:

6)	EIP/AG for Waterfowl options

PolyMet holds a mortgage over real property in Aitkin County, Minnesota, legally described as follows:

5(L) - 2

Northwest Quarter of Northwest Quarter (NW ¼ NW ¼); and West Half of Southwest Quarter of Northwest Quarter (W ½ SW ¼ NW ¼) all in Section Twenty-seven (27), Township Fifty (50), Range Twenty-four (24).

Northeast Quarter (NE ¼); West Half of Southeast Quarter (W ½ SE ¼); East Half of Northwest Quarter (E ½ NW ¼); and Southwest Quarter (SW ¼) all in Section Twenty-eight (28), Township Fifty (50), Range Twenty-four (24).

North Half of Northeast Quarter (N ½ NE ¼); East Half of Northeast Quarter of Southeast Quarter (E ½ NE ¼ SE ¼); and East Half of Southeast Quarter of Southeast Quarter (E ½ SE ¼ SE ¼) all in Section Twenty-nine (29), Township Fifty (50), Range Twenty-four (24).

Northwest Quarter (NW ¼); and North Half of North Half of Southwest Quarter (N ½ N ½ SW ¼) all in Section Thirty-three (33), Township Fifty (50), Range Twenty-four (24).
East Half of Northeast Quarter of Northeast Quarter (E ½ NE ¼ NE ¼); East Half of Southeast Quarter of Northeast Quarter (E ½ SE ¼ NE ¼); North Half of Northeast Quarter of Southeast Quarter (N ½ NE ¼ SE ¼); North Half of Northwest Quarter of Southeast Quarter (N ½ NW ¼ SE ¼); North Half of Northeast Quarter of Southwest Quarter (N ½ NE ¼ SW ¼); South Half of Northwest Quarter of Southwest Quarter (S ½ NW ¼ SW ¼); and Southwest Quarter of Southwest Quarter (SW ¼ SW ¼) all in Section Thirty-two (32), Township Fifty (50), Range Twenty-four (24).

Southwest Quarter of Northwest Quarter (SW ¼ NW ¼); and Northwest Quarter of Southwest Quarter (NW ¼ SW ¼) LESS the South Six Hundred Feet (S. 600') of the West Eight Hundred Eighty Feet (W. 880') AND FURTHER EXCEPTING that part of the Northwest Quarter of the Southwest Quarter (NW ¼ SW ¼) in Section Five (5), Township Forty-nine (49), Range Twenty-four (24), described as follows: Commencing at the Southwest corner of said NW ¼ of SW ¼; thence East along the South line of said NW ¼ of SW ¼ a distance of 880 feet, more or less, to the East line of the West 880 feet of said NW ¼ of SW ¼; thence North along the East line of the West 880 feet of said NW ¼ of SW ¼ a distance of 600 feet, more or less, to the North line of the South 600 feet of said NW ¼ of SW ¼; thence West along the North line of the South 600 feet of said NW ¼ of SW ¼ a distance of 320.09 feet to the actual point of beginning of the tract to be described; thence North 0 degrees 46 minutes 10 seconds East a distance of 40 feet; thence South 89 degrees 57 minutes 48 seconds West a distance of 75 feet; thence South 0 degrees 46 minutes 10 seconds West a distance of 40 feet; thence North 89 degrees 57 minutes 48 seconds East (along the North line of the South 600 feet of said NW ¼ of SW ¼ a distance of 75 feet to the point of beginning of the tract to be described and there terminating; all in Section Five (5), Township Forty-nine (49), Range Twenty-four (24).

Southeast Quarter (SE ¼) of Section Six (6), Township Forty-nine (49), Range Twenty-four (24).

5(L) - 3

7)	Lake-Forest Enterprises option

An exclusive option to purchase the following described lands lying in Lake County Minnesota:

Section 8, Township 57, Range 11
NE 1/4 of NW ¼, SE ¼ of NW ¼, SW ¼ of NW ¼

Section 30, Township 59, Range 9,
SE ¼ of SW ¼, NE ¼ of SE ¼, SW ¼ of SE ¼, SE ¼ of SE ¼

Section 31, Township 59, Range 9,
NW ¼ of NE ¼, NE ¼ of NW ¼, NW ¼ of NW ¼ or Lot 1

Section 7, Township 59, Range 9,
SE ¼ of SE ¼, SW ¼ of SE ¼, SE ¼ of SW ¼

Section 8, Township 59, Range 9,
SW ¼ of SW ¼

Section 17, Township 59, Range 9,
NW ¼ of NW ¼

Section 18, Township 59, Range 9,
NE ¼ of NE ¼, NW ¼ of NE ¼, SE ¼ of NE ¼, SW ¼ of NE ¼, NE ¼ of NW ¼

Section 15, Township 58, Range 10,
NE ¼ of NE ¼, NW ¼ of NE ¼, SW ¼ of NE ¼, SE ¼ of NE ¼
NE ¼ of NW ¼, NW ¼ of NW ¼, SW ¼ of NW ¼, SE ¼ of NW ¼
NE ¼ of SW ¼, NW ¼ of SW ¼, SW ¼ of SW ¼, SE ¼ of SW ¼
NE ¼ of SE ¼, NW ¼ of SE ¼, SW ¼ of SE ¼, SE ¼ of SE ¼

Section 22, Township 58, Range 10
NE ¼ of NE ¼, NW ¼ of NE ¼
NE ¼ of NW ¼

8)	Harley Investment Company options

An exclusive option to purchase the following described lands lying in Pine County, Minnesota:

5(L) - 4

9)	Burns-Enterprises-–-Aitkin-County-options-

An-exclusive-option-to-purchase-the- following- described- lands- lying- in-Aitkin-County,- Minnesota:-

Abbreviated Legal Description*	Parcel Code
1.	Section 1, Township 47, Range 27, NW NE Lot 7	01-0-000200
2.	Section 1, Township 47, Range 27, 480 FT x 600 FT In SE Corner of Govt Lot 8	01-0-000101
3.	Section 1, Township 47, Range 27, (NE NE), Lot 8 Less 480 x 600 FT in SE Corner	01-0-000100
4.	Section 1, Township 47, Range 27, (SE NE), Lot 9	01-0-000400
5.	Section 1, Township 47, Range 27, (NE NW) Lot 6	01-0-000700
6.	Section 6, Township 47, Range 26, Lot 8 Less CDDE & Less 8.26 AC	31-0-012801
7.	Section 6, Township 47, Range 26, (NW NE) Lot 7	31-0-012900
8.	Section 6, Township 47, Range 26, (SW NE) Lot 10 Less 2.17 AC & Less Part E of Co. Rd.	31-0-013002
9.	Section 6, Township 47, Range 26, Part Lot 2, Lying South of Flood Control Channel	31-0-013302
10.	Section 6, Township 47, Range 26, (NE NW) Lot 6	31-0-013400
11.	Section 6, Township 47, Range 26, Lot 5 Less 1.62 AC HY	31-0-013500
12.	Section 6, Township 47, Range 26, (SW NW) Lot 12	31-0-013600
13.	Section 6, Township 47, Range 26, (SE NW) Lot 11	31-0-013700
14.	Section 6, Township 47, Range 26, (NW SW) Lot 13	31-0-014100
15.	Section 1, Township 47, Range 27, (SW NE), Lot 10	01-0-000300
16.	Section 1, Township 47, Range 27, SE SE	01-0-002000

* Official Legal to Govern

5(L) - 5

17.	Section 1, Township 47, Range 27, SW SE	01-0-001900
18.	Section 1, Township 47, Range 27, NW SE	01-0-001800
19.	Section 1, Township 47, Range 27, NE SE	01-0-001700
20.	Section 1, Township 47, Range 27, SE SW	01-0-001600
21.	Section 1, Township 47, Range 27, SW SW	01-0-001500
22.	Section 1, Township 47, Range 27, NW SW	01-0-001400
23.	Section 1, Township 47, Range 27, NE SW	01-0-001300
24.	Section 1, Township 47, Range 27, (SE NW) Lot 11	01-0-001000
25.	Section 1, Township 47, Range 27, (SW NE) Lot 12	01-0-000900
26.	Section 1, Township 47, Range 27, (NW NW) Lot 5	01-0-000800
27.	Section 1, Township 47, Range 27, Southerly 14 Acres Lot 1 Including Channel	01-0-000501
28.	Section 1, Township 47, Range 27, Southerly 14 Acres Lot 2 Including Channel	01-0-000601
29.	Section 1, Township 47, Range 27, Lot 3 Less Cons Dist DT Easement & less Part N of Ditch	01-0-001101
30.	Section 1, Township 47, Range 27, Lot 4 Less Cons Dist DT Easement & less Part N of Ditch	01-0-001201
31.	Section 6, Township 47, Range 26, Lot 1 Less Part N of Channel	31-0-013201
32.	Section 6, Township 47, Range 26, Part Lot 3 Lying S Of Flood Control Channel	31-0-013802
33.	Section 6, Township 47, Range 26, Part of Lot 4 Lying S Of Flood Control Channel Less .61 AC HY	31-0-013902

5(L) - 6

5(L) - 7

SCHEDULE 5(Q)

Refer to the disclosure set out at Schedule 5(K)(6) for a listing of any existing Encumbrances relating to the assets of the Company other than Permitted Encumbrances.

SCHEDULE 5(R)

All Benefit Plans to which the Company is a party are described below:

1)	Canadian Insurance – Great West Life – Policy No. 277003

Classification	All eligible employees 3-month waiting period Number of hours worked = 24/week
Life Insurance	100% of annual earnings to a maximum of $100,000 Benefits reduce 50% at age 65, and terminates at the age of 71 Non Evidence Limit: $100,000
AD&D	Same as life 24 hour coverage including loss of use
Long Term Disability	66.67% of monthly earnings Maximum Benefit: $5,000 Commences: 120th Day Benefit Period: to age 65 Primary CPP integration Taxable
Extended Health	Deductible – Nil
100% Co-Insurance – pay direct drug card
100% reimbursement on global medical assistance, out-of-country care, for in-Canada ambulance and hospital
Overall Lifetime Maximum: unlimited
Semi-private hospital coverage
Out-of-country travel
Private duty nursing - $10,000/year
Hearing Aids - $300 per 5 years
Paramedical practitioners - $500 per practitioner per year including:
acupuncturist, chiropractor, physiotherapists, psychologist/social workers, dieticians, podiatrists, speech therapists, massage therapists,
Custom-made orthopedic shoes – one pair per calendar year up to $300
Custom-made orthotics - $300 per year
Eyeglasses or contact lenses - $250/2 years for adults. Every year for children under 18
Dental Coverage	Deductible – Nil – Recall examination every 6 months, fluoride included
Basic Services – 100%
Coverage includes diagnostic and preventative services, routine restorative, surgical, periodontal, endodontics and denture repairs
Amalgam and composite fillings.
Major services – 50%
Dentures and bridgework: $1,500 for 5 years
Combined maximum for basic and major: $2,500 per person per year

5(R) - 2

2)	U.S. Insurance

Group Medical Plan	Provider: Blue Cross Blue Shield of Minnesota
Group Policy Number: 4A933-A0
Plan Year: January 1 – December 31
Effective Date: January 1, 2013
Eligibility: Immediate for all employees + dependents
Participating employees contribute as follows:
Monthly Pre-Tax
	Coverage	Employee Contribution
	Employee	$ 60.00
	Employee + 1	$ 90.00
	Family	$120.00
Premiums paid for this coverage pays all claims.
Group Dental Plan	Provider: Delta Dental
Group Policy Number: 3626-1642
Plan Year: January 1 – December 31
Effective Date: January 1, 2013
Eligibility: Immediate for all employees and dependents
Participating employees contribute as follows:
Monthly Pre-Tax
	Coverage	Employee Contribution
	Employee:	$25.00
	Employee + 1	$40.00
	Family	$70.00
Premiums paid for this coverage pays all claims.
Group Life & AD&D	Provider: Reliance Standard
(Accidental Death &	Group Number: GL 143854
Dismemberment)	Effective Date: January 1, 2013
Eligibility: Immediate, automatic coverage for all employees
	Coverage:	2x salary up to $250,000 per employee
$10,000 spouse/$2,000 child (6 mo. – 19 yrs.)
$500 infant (14 days but less than 6 mo.)
Participating employees contribute $0.
Group Short Term	Provider: Reliance Standard
Disability	Group Number: STD 159501 Effective Date: January 1, 2013

Eligibility: Immediate, automatic coverage for all employees Benefit Percentage: 60% with maximum of $1,000 per week Benefit Duration: 25 weeks

Participating employees contribute $0.
Group Long Term Disability	Provider: Reliance Standard
Group Number: LTD 117699
Effective Date: January 1, 2013
Eligibility: Immediate, automatic coverage for all employees
Benefit Percentage: 60% with maximum of $5,000 per month
Elimination Period: 180 days
Benefit Duration: To Social Security Normal Retirement Age
Participating employees contribute $0.
Vacation	Varies by employee.
A formal vacation policy is being developed.
Retirement Savings Plan	Funds Administrator: American Funds
(401k and Profit Sharing)	Plan ID Number: BRK81428
Plan Year: January 1 – December 31

5(R) - 3

Third Party Administrator for Retirement Plans: TSC (Tax Shelter Corp) Effective Date: January 1, 2013.
401k Contributions
Eligibility: 1st day of month OR 1st day of month following date of hire.
Employees must be 21 years of age.
The Company will make a monthly contribution equal to 3% of employee’s monthly compensation to the Plan.
Employee may also elect to contribute to the 401K through a salary reduction program. Employees may contribute up to the maximum amount allowed by the
IRS on a pre-tax basis. The Company will make a monthly matching contribution of $.50 on the dollar up to 6% of employee’s contribution (maximum matching contribution of 3%).
Profit Sharing
Eligibility: Employee must be 21 years of age, completed 1,000 hours of service, and be employed on the last day of the Plan year.
The annual contribution amount is discretionary and set by the Company each year.

SCHEDULE 5(S)

Project Labour Agreement among On Site Contractors and Iron Range Building and Construction Trades Counsel, Affiliated International Unions, The United Brotherhood of Carpenters and The International Brotherhood of Teamsters and Laborers' International Union of North America for The Refurbishment of the Existing Plant and Construction of the Metallurgical Plant dated August 17, 2007 and First Amendment dated September 2, 2008.

SCHEDULE 5(W)

ENVIRONMENTAL MATTERS

1. Environmental Remediation and Reclamation

Under the Contract for Deed between Cliffs Erie LLC and PMI dated November 15, 2005, an easement over, under, and across the premises is specifically reserved for the benefit of Cliffs Erie LLC, and its successors and assigns for the purpose of performing all environmental remediation and reclamation activities on the premises that may be required pursuant to Cliffs Erie LLC’s Permit to Mine, Mine Closure Plan, environmental permits issued by the State of Minnesota, and the State Master Agreement among Cliffs Erie LLC, the State of Minnesota, the Minnesota Iron Range Resources and Rehabilitation, the Minnesota Department of Natural Resources, Minnesota Pollution Control Agency, the Minnesota Department of Revenue, Cleveland-Cliffs Inc, Minnesota Power, Rainy River Energy Corporation – Taconite Harbor, LTV Steel Mining Company, and LTV Steel Company, Inc. (i.e. the “CE Remediation Obligations”). The easement is for ingress and egress, excavation, contouring, earth moving, blasting, filling, demolition and removal of buildings and structures, soil or substance removal, soil, air and water testing and monitoring, and all other actions incidental to or required pursuant to the CE Remediation Obligations. The easement does not create any duty, obligation or liability whatsoever to perform the CE Remediation Obligations to Cliffs Erie LLC or any third party; it is strictly for the benefit of Cliffs Erie LLC and its successors and assigns.

By accepting the Contract for Deed, PMI, and its successors and assigns, consented to the performance of the CE Remediation Obligations by PMI, and its successors and assigns, if and to the extent required by the State of Minnesota or an agency thereof, as an improvement to the premises for the purposes of Chapter 514 of the Minnesota Statutes, and to any mechanics’ lien that may arise thereunder.

2. Environmental Rehabilitation Provision

As part of the consideration for the Contract for Deed between Cliffs Erie LLC and PMI dated November 15, 2005 and the Asset Purchase Agreement between Cliffs Erie LLC and PolyMet dated December 20, 2006 (“Cliffs II”), PolyMet indemnified Cliffs Erie LLC for the liability for final reclamation and closure of the mine and acquired property.

PolyMet’s provisions for future site closure and reclamation costs are based on known requirements. It is not currently possible to estimate the impact on operating results, if any, of future legislative or regulatory developments.

In April 2010, Cliffs Erie LLC entered into a consent decree with the Minnesota Pollution Control Agency (“MPCA”) relating to alleged violations on the Cliffs Erie Property. This consent decree required submission of field study plan outlines and short term mitigation plans. In April 2012, long-term mitigation plans were submitted to the MPCA for its review and approval. In October 2012, a response was received from the MPCA approving plans for pilot tests of various treatment options to determine the best course of action. Although there is substantial uncertainty related to applicable water quality standards, engineering scope, and responsibility for the financial liability, the October response from the MPCA provides clarification to the potential liability for the long term mitigation plan. The Company has included its best estimate of the liabilities related to this consent decree in its environmental rehabilitation provision.

PolyMet’s estimate of the present value of the obligation to reclaim the NorthMet Project is based upon existing reclamation standards at October 31, 2012 and IFRS. PolyMet’s estimate of the fair value of the asset retirement obligation was $56.8 million. The estimate was based upon an October 31, 2012 undiscounted future cost of $28.2 million for the first Cliffs transaction and $32.9 million for Cliffs II.

SCHEDULE 5(X)

PROPERTY AND MINERAL RIGHTS

1. Resource Property Agreements

By an agreement dated January 4, 1989, and subsequently amended and assigned December 19, 1994, and amended on July 20, 2001 and on February 13, 2007, PolyMet leases certain lands in St. Louis County, Minnesota from USX Corporation. During the year ended January 31, 2005, United States Steel Corporation assigned the lease to RGGS Land & Minerals Ltd., L.P. The current term of the renewable lease is 20 years and calls for total lease payments of $1,475,000. All lease payments have been paid or accrued to January 31, 2013. The agreement requires future annual lease payments of $150,000.

PolyMet can, at its option, terminate the lease at any time by giving written notice to the lessor not less than 90 days prior to the effective termination date or can indefinitely extend the 20-year term by continuing to make $150,000 annual lease payments on each successive anniversary date.

The lease payments are considered advance royalty payments and shall be deducted from future production royalties payable to the lessor, which range from 3% to 5% based on the net smelter return received by PolyMet. PolyMet’s recovery of the advance royalty payments is subject to the lessor receiving an amount not less than the amount of the annual lease payment due for that year.

The mineral rights include:

		DESCRIPTION		ACREAGE	OWNERSHIP

T59N, R13W

Sec. 1 -	Lot 1	(NE1/4	NE1/4)	34.63	100% Minerals (RR)
	Lot 2	(NW1/4	NE1/4)	34.86	100% Minerals (RR)
	SW1/4	NE1/4		40.00	100% Minerals (RR)
	SE1/4	NE1/4		40.00	100% Minerals (RR)
	Lot 3	(NE1/4	NW1/4)	35.09	100% Minerals (RR)
	Lot 4	(NW1/4	NW1/4)	35.32	100% Minerals (RR)
	SW1/4	NW1/4		40.00	100% Minerals (RR)
	SE1/4	NW1/4		40.00	100% Minerals (RR)
	NE1/4	SW1/4		40.00	100% Minerals (RR)
	NW1/4	SW1/4		40.00	100% Minerals (RR)
	SW1/4	SW1/4		40.00	100% Minerals (RR)
	SE1/4	SW1/4		40.00	100% Minerals (RR)
	NE1/4	SE1/4		40.00	100% Minerals (RR)
	NW1/4	SE1/4		40.00	100% Minerals (RR)
	SW1/4	SE1/4		40.00	100% Minerals (RR)

Sec. 2 -	Lot 1	(NE1/4	NE1/4)	37.48	100% Minerals (RR)
	Lot 2	(NW1/4	NE1/4)	37.57	100% Minerals (RR)
	SW1/4	NE1/4		40.00	100% Minerals (RR)
	SE1/4	NE1/4		40.00	100% Minerals (RR)
	Lot 3	(NE1/4	NW1/4)	37.66	100% Minerals (RR)
	Lot 4	(NW1/4	NW1/4)	37.75	100% Minerals (RR)
	SW1/4	NW1/4		40.00	100% Minerals (RR)
	SE1/4	NW1/4		40.00	100% Minerals (RR)
	NE1/4	SW1/4		40.00	100% Minerals (RR)

5(X) - 2

	NW1/4	SW1/4	40.00	100% Minerals (RR)
	SW1/4	SW1/4	40.00	100% Minerals (RR)
	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 3 -	Lot 1	(NE1/4 NE1/4)	37.85	100% Minerals (RR)
	Lot 2	(NW1/4 NE1/4)	37.96	100% Minerals (RR)
	SW1/4	NE1/4	40.00	100% Minerals (RR)
	SE1/4	NE1/4	40.00	100% Minerals (RR)
(Sec 3)	Lot 3	(NE1/4 NW1/4)	38.07	100% Minerals (RR)
	Lot 4	(NW1/4 NW1/4)	38.18	100% Minerals (RR)
	SW1/4	NW1/4	40.00	100% Minerals (RR)
	SE1/4	NW1/4	40.00	100% Minerals (RR)
	NE1/4	SW1/4	40.00	100% Minerals (RR)
	NW1/4	SW1/4	40.00	100% Minerals (RR)
	SW1/4	SW1/4	40.00	100% Minerals (RR)
	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 4 -	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 9 -	NE1/4	NE1/4	40.00	100% Minerals (RR)
	NW1/4	NE1/4	40.00	100% Minerals (RR)
	SW1/4	NE1/4	40.00	100% Minerals (RR)
	SE1/4	NE1/4	40.00	100% Minerals (RR)
	NE1/4	NW1/4	40.00	100% Minerals (RR)
	NW1/4	NW1/4	40.00	100% Minerals (RR)
	SW1/4	NW1/4	40.00	100% Minerals (RR)
	SE1/4	NW1/4	40.00	100% Minerals (RR)
	NE1/4	SW1/4	40.00	100% Minerals (RR)
	NW1/4	SW1/4	40.00	100% Minerals (RR)
	SW1/4	SW1/4	40.00	100% Minerals (RR)
	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 10 -	NE1/4	NE1/4	40.00	100% Minerals (RR)
	NW1/4	NE1/4	40.00	100% Minerals (RR)
	SW1/4	NE1/4	40.00	100% Minerals (RR)
	SE1/4	NE1/4	40.00	100% Minerals (RR)
	NE1/4	NW1/4	40.00	100% Minerals (RR)
	NW1/4	NW1/4	40.00	100% Minerals (RR)
	SW1/4	NW1/4	40.00	100% Minerals (RR)
	SE1/4	NW1/4	40.00	100% Minerals (RR)
	NE1/4	SW1/4	40.00	100% Minerals (RR)

5(X) - 3

	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 11 -	NE1/4	NE1/4	40.00	100% Minerals (RR)
	NW1/4	NE-1/4	40.00	100% Minerals (RR)
	SW1/4	NE1/4	40.00	100% Minerals (RR)
	SE1/4	NE1/4	40.00	100% Minerals (RR)
	NE1/4	NW1/4	40.00	100% Minerals (RR)
(Sec 11)	NW1/4	NW1/4	40.00	100% Minerals (RR)
	SW1/4	NW1/4	40.00	100% Minerals (RR)
	SE1/4	NW1/4	40.00	100% Minerals (RR)
	NE1/4	SW1/4	40.00	100% Minerals (RR)
	NW1/4	SW1/4	40.00	100% Minerals (RR)
	SW1/4	SW1/4	40.00	100% Minerals (RR)
	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Sec. 12 -	NE1/4	NE1/4	40.00	100% Minerals (RR)
	SW1/4	NE1/4	40.00	100% Minerals (RR)
	SE1/4	NE1/4	40.00	100% Minerals (RR)
	NE1/4	NW1/4	40.00	100% Minerals (RR)
	NW1/4	NW1/4	40.00	100% Minerals (RR)
	SW1/4	NW1/4	40.00	100% Minerals (RR)
	SE1/4	NW1/4	40.00	100% Minerals (RR)
	NE1/4	SW1/4	40.00	100% Minerals (RR)
	NW1/4	SW1/4	40.00	100% Minerals (RR)
	SW1/4	SW1/4	40.00	100% Minerals (RR)
	SE1/4	SW1/4	40.00	100% Minerals (RR)
	NE1/4	SE1/4	40.00	100% Minerals (RR)
	NW1/4	SE1/4	40.00	100% Minerals (RR)
	SW1/4	SE1/4	40.00	100% Minerals (RR)
	SE1/4	SE1/4	40.00	100% Minerals (RR)

Pursuant to an agreement effective December 1, 2008, the Company leases 120 acres from LMC Minerals. The initial term of the renewable lease is 20 years and calls for minimum annual lease payments of $3,000 on each successive anniversary date for the first four years after which the minimum annual lease payment increases to $30,000. The initial term may be extended for up to four additional five-year periods on the same terms. All lease payments have been paid or accrued to January 31, 2013. The next payment is due in November 2013.

The lease payments are considered advance royalty payments and will be deducted from future production royalties payable to the lessor, which range from 3% to 5% based on the net smelter return that we receive. The Company’s recovery of the advance royalty payments is subject to the lessor receiving an amount not less than the amount of the annual lease payment due for that year.

The mineral rights include:

SW ¼ of SE ¼, Section 9; NW ¼ of SW ¼, Section 10; SW ¼ of SW ¼, Section 10; all located in Township 59 North, Range 13 West-

SCHEDULE 6
REPRESENTATIONS AND WARRANTIES OF GLENCORE

Glencore represents and warrants to the Company as at the date of this Agreement that:

(a)

Glencore is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted.

(b)

Glencore has full corporate power and authority and has taken all requisite action on its part necessary for (i) the authorization, execution and delivery of the Agreement, (ii) authorization of the performance of all of its obligations hereunder and thereunder.

(c)

The Agreement has been duly executed and delivered by Glencore and the Agreement constitutes a legal, valid and binding obligation of Glencore, enforceable against Glencore in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d)

There has been no voluntary or involuntary action taken either by or against Glencore for any winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of Glencore or all or any part of its assets or revenues.

(e)

The execution and delivery of this Agreement by Glencore will not result in any material breach of any agreement to which it is a party which would have a material adverse effect on its ability to perform its obligations under this Agreement.

SCHEDULE S1
MATERIAL AGREEMENTS

1.	Contract for Deed between Cliffs Erie LLC and PMI dated November 15, 2005.

2.	Sale Agreement II between Cliffs Erie LLC and PMI dated December 20, 2006.

3.	Contract for Deed between Cliffs Erie LLC and PMI dated December 20, 2006 recorded as document no. 1070975.

4.	Contract for Deed between Cliffs Erie LLC and PMI dated December 20, 2006 recorded as document no. 1070974.

5.

Mineral Lease between USX Corporation and PolyMet, dated January 4, 1989, and subsequently amended and assigned December 19, 1994, as further amended on July 20, 2001 and February 13, 2007. During the year ended January 31, 2005, United States Steel Corporation assigned the lease to RGGS Land & Minerals Ltd., L.P.

6.	Electric Services Agreement between Minnesota Power and PolyMet, dated December 11, 2006.

7.	Amendment to Electric Services Agreement between Minnesota Power and PolyMet, dated September 24, 2008, extending the project milestone dates of the December 11, 2006 agreement.

8.	Electric Services Agreement Negotiation Letter (with attached term sheet) between Minnesota Power and PolyMet, dated October 30, 2006.

9.

Project Labour Agreement between On Site Contractors and Iron Range Building and Construction Trades Counsel, Affiliated International Unions, The United Brotherhood of Carpenters and The International Brotherhood of Teamsters and Laborers' International Union of North America for The Refurbishment of the Existing Plant and Construction of the Metallurgical Plant dated August 17, 2007 and First Amendment dated September 2, 2008.

10.	Bateman Engineering Professional and Technical Services Agreement dated April 1, 2007.

11.	Contract#A87462 between the State of Minnesota, through its Department of Natural Resources Commissioners Office and PolyMet Mining Inc. dated April 3, 2006 and most recently amended March 23, 2013.

12.	Purchase Agreement between PMI and Glencore, dated October 31, 2008.

13.	Floating Rate Secured Debenture between PMI and Glencore, dated October 31, 2008.

14.	Guarantee between PolyMet and Glencore, dated October 31, 2008.

15.	Security Agreement between PolyMet and Glencore, dated October 31, 2008.

16.	Security Agreement between PMI and Glencore, dated October 31, 2008.

17.	Pledge Agreement between PolyMet and Glencore, dated October 31, 2008.

18.	Exchange Warrant of PolyMet, dated October 31, 2008.

19.	Purchase Warrant of PolyMet, dated October 31, 2008.

20.	Amendment Letter number 11 to Purchase Agreement between PolyMet and Glencore.

S1 - 2

21.	Mineral Lease between PMI and Longyear Mesaba Company, dated December 1, 2008.

22.	Amendment and Waiver between PMI, PolyMet and Glencore dated November 12, 2010.

23.	Purchase Warrant between PolyMet and Glencore, dated November 12, 2010.

24.	Land Acquisition Agreement between PolyMet, Andresen Butterworth, P.A., and Lake-Forest Enterprise, Inc, dated May 21, 2010.

25.	Land Acquisition Agreement between PolyMet, Andresen Butterworth, P.A., and Lake-Forest Enterprise, Inc, dated June 17, 2010.

26.	Land Acquisition Agreement between PolyMet, Andresen Butterworth, P.A., and Mick O’Reilly Hunting Club, LLC, dated March 28, 2011.

27.	Loan Agreement between PolyMet and the State of Minnesota’s Office of the Commissioner of Iron Range Resources and Rehabilitation dated June 29, 2011 and related schedules.

28.	Warranty Deed from Leonard Land Company for real property in St. Louis County, Minnesota, dated June 29, 2011 (recorded as document no. 901695).

29.	Warranty Deed from Wheaton College for real property in Cook County, Minnesota, dated June 30, 2011 (recorded as document no. 115045).

30.	Purchase Warrant between PolyMet and Glencore, dated November 30, 2011.

31.	Amendment and Waiver between PolyMet and Glencore dated November 30, 2011.

32.	Amended and Restated Exchange Warrant between PolyMet and Glencore, dated November 30, 2011.

33.	Registration Rights Agreement and Amendment to Existing Registration Rights Agreement between PolyMet and Glencore dated November 30, 2011.

34.

Agreement for the Purchase and Development of Wetland Credits between PolyMet and AG for Waterfowl, LLP, dated February 28, 2012 and related schedules. During the year ended January 31, 2013, AG for Waterfowl assigned the agreement to EIP Minnesota, LLC.

35.	Option to Purchase Agreement between PMI and Harley Investment Company, dated February 9, 2007, most recently renewed on October 29, 2012.

36.	Option to Purchase Agreement between PMI and Burns Enterprises, LLC, dated May 23, 2007, most recently renewed on January 21, 2013.

37.	Option to Purchase Agreement between PMI and Burns Enterprises, LLC, dated July 2, 2010, most recently renewed on April 2, 2012.

38.	Omnibus Share Compensation Plan, most recently ratified and reconfirmed on July 10, 2012.

39.	Shareholder Rights Plan, most recently approved on July 10, 2012 between PolyMet and Computershare (formerly known as Pacific Corporate Trust Company).

EXHIBIT 5.4(e)
FORM OF FARRIS, VAUGHAN, WILLS & MURPHY LLP OPINION

[•]

Glencore AG
Baarermattstrasse 3
PO Box 777, 6341 Baar
Switzerland

Dear Sirs:

RE:	PolyMet Mining Corp.

1. SCOPE OF REVIEW

1.1 We have acted as counsel to PolyMet Mining Corp. (the “Company”) in connection with the negotiation, execution and delivery of a Standby Purchase Agreement (the “Agreement”) dated April 10, 2013 between the Company and Glencore AG (“Glencore”).

1.2 This opinion is being provided pursuant to section 5.4(e) of the Agreement. Capitalized terms used but otherwise not defined in this opinion have the same meaning herein as are ascribed thereto in the Agreement.

1.3 For the purposes of giving this opinion, we have examined and reviewed execution copies of the following documents:

(a)	the Agreement;

(b)	the Registration Rights Agreement;

(c)	the Rights Certificate (and together with the Agreement and the Registration Rights Agreement, the “Transaction Documents”);

(d)	the Preliminary Prospectus dated April 10, 2013; and

(e)	the Final Prospectus dated [<>], 2013.

2. LEGAL SYSTEM

2.1 The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of British Columbia, and the federal laws of Canada having application therein as of the date hereof.

3. RELIANCE AND ASSUMPTIONS

3.1 In the examination and consideration of the documents (including the Transaction Documents) required to deliver this opinion, we have assumed the genuineness of all signatures thereto, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photostatted, telecopied or certified copies and the accuracy and completeness of any information provided to us by any office of public record. We have assumed the Transaction Documents are the legal, valid and binding obligations of the Parties thereto, other than the Company, enforceable against such Parties in accordance with their respective terms.

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3.2 For the purposes of this opinion, we have also examined such other records, certificates and documents and have considered such questions of law and made such investigations and inquiries as we have considered necessary or advisable for the purposes of this opinion, including the following:

(a)	Certificates of Good Standing for the Company dated [<>], 2013 and issued by the Registrar under the Business Corporations Act (British Columbia)

(b)	An officer's certificate of the Company dated [<>], 2013 (the “Officer’s Certificate”) attaching thereto a copy of each of the following:

	(i)	the Company’s constating documents; and

	(ii)	resolutions of the Board (“Corporate Resolutions”).

3.3 In expressing the opinion in paragraph 4.1 we have relied exclusively upon the certificate referred to in paragraph 3.2(a) .

3.4 In expressing the opinion in paragraph 4.3, with respect to the number of common shares of the Company (the “Shares”) that are issued and outstanding, we have relied exclusively upon a letter dated April [<>], 2013 and provided to us by Computershare Investor Services Inc., acting in its capacity as registrar and transfer agent to the Company, a copy of which has been delivered to you.

3.5 In expressing the opinion in paragraph 4.4, we have relied exclusively upon our review of the reporting issuers list prepared by the British Columbia Securities Commission (“BCSC”) and published on the BCSC's website on April [<>], 2013 which list we assume continues to be accurate as of the date hereof.

3.6 In expressing the opinion in paragraphs 4.5 to 4.9 inclusive we have relied upon our review of the Officer’s Certificate referred to in paragraph 3.2(b) .

3.7 In expressing the opinion in paragraphs 4.14, we have relied exclusively upon the letter from the Toronto Stock Exchange (“TSX”) dated April [<>], 2013, a copy of which has been provided to you.

3.8 Whenever our opinion herein with respect to the existence or absence of any agreement or other instrument or any agreement or other instrument or any judgment, writ, injunction, decree, order, award or ruling is qualified by the expression “to our knowledge” or “of which we are aware” or words to like effect, it is based solely on the actual knowledge of our current partners and associate lawyers directly involved in, and obtained during the course of, representing the Company in connection with the matters contemplated by the Transaction Documents.

3.9 We understand that the assumptions, qualifications and reliances expressed in the preceding paragraphs are satisfactory to you.

4. OPINION

     Based upon and subject to the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

4.1 The Company exists as a company under the Business Corporations Act (British Columbia) and is, with respect to the filing of annual reports, in good standing with the Office of the Registrar of Companies for the Province of British Columbia.

5.4(e) - 3

4.2 The Company has the necessary corporate power and capacity to enter into and carry out its obligations under each Transaction Document and to issue the Rights Offering Securities as contemplated by the Agreement.

4.3 The authorized capital of the Company consists of an unlimited number of Shares of which <> Share are issued and outstanding.

4.4 The Company is a “reporting issuer” under the Securities Act (British Columbia) and is not included in the list of issuers in default prepared by the BCSC.

4.5 Each Transaction Document and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action by the Company.

4.6 Each Transaction Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.7 All necessary corporate action has been taken by the Company to authorize the creation, issuance and distribution of the Rights Offering Securities.

4.8 The execution and delivery of the Prospectus and the filing of the Prospectus pursuant to Securities Laws of the Province of British Columbia has been duly authorized by all necessary corporate action by the Company.

4.9 The Rights have been duly authorized and validly issued by the Company and upon the valid exercise of the Rights and payment of the exercise price for the Rights Offering Shares as provided for in the Rights Certificate, the Rights Offering Shares issued upon the exercise of the Rights will be duly authorized and validly issued as fully paid and non-assessable common shares in the capital of the Company.

4.10 Upon the payment of the exercise price for the Standby Shares as provided for in the Agreement, the Standby Shares will be duly authorized and validly issued as fully paid and non-assessable common shares in the capital of the Company.

4.11 Neither the execution and delivery by the Company of a Transaction Document nor the consummation of the transactions contemplated thereby results in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of or constitute a default under: (i) the notice of articles or articles of the Company; (ii) any applicable law of the of the Province of British Columbia, and the federal laws of Canada having application therein; (iii) any agreement of which we are aware to which the Company is a party or by which the Company is bound; or (iv) any judgment, writ, injunction, decree, order award or ruling of a Governmental Entity of the Province of British Columbia or of Canada and of which we are aware and to which the Company is subject.

4.12 All documents required to have been filed or delivered by the Company and all proceedings, approvals, consents, authorizations and permits required to have been taken or obtained by the Company under Securities Laws have been filed, delivered, taken or obtained to qualify the distribution of the Rights in the Qualifying Jurisdictions.

4.13 No prospectus or other documents are required to be filed or delivered, proceedings taken or approvals, permits, consents or authorizations required to be obtained under the Securities Laws of the Qualifying Jurisdictions (other than such as have been filed or obtained) to permit the issue and delivery of the Rights Offering Shares and the Standby Shares.

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4.14 The Rights have been approved for listing on the TSX and the Rights Offering Shares and Standby Shares have been conditionally approved for listing on the TSX subject only to the listing conditions set out in the letter from the TSX referred to in paragraph 3.5.

4.15 No notice, registration and filing or report with, an no consent, approval, order or other authorization of, any Governmental Entity having jurisdiction in British Columbia is require in connection with the execution, delivery and performance of the Transaction Documents by the Company, other than those that have been obtained.

4.16 Based on the provisions of the Tax Act the Regulations thereunder, and the proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the Rights Offering Securities, when issued, will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans, provided that the Rights and common shares of the Company are listed at that time on a “designated” stock exchange in Canada (which currently includes the TSX).

4.17 The statements set forth under the heading “Canadian Federal Income Tax Considerations” and “Eligibility for Investment” in the Final Prospectus are accurate subject to the assumptions and other qualifications referred to therein.

5. QUALIFICATIONS

5.1 The opinions expressed herein are subject to the following qualifications:

(a)

the effects of any applicable bankruptcy, winding up, liquidation, insolvency, fraudulent preference, reorganization, moratorium or any other laws or judicial decisions of whatsoever nature or kind affecting the enforcement of creditors' rights and remedies generally, including, without limitation, the applicable provisions of the Bankruptcy and Insolvency Act (Canada),

Winding-Up and Restructuring Act (Canada), Companies' Creditors Arrangement Act (Canada) and British Columbia Business Corporations Act;

(b)	general principles of equity which may apply to any proceeding, whether in equity or at law, including, without limitation:

	(i)	the powers of the court to stay proceedings before it and to stay the execution of judgments and to relieve from the consequences of default;

	(ii)	the concepts of materiality, good faith and fair dealing;

(iii)

equitable remedies, such as specific performance and injunctive relief, may only be available in the discretion of the court and accordingly may not be available as a remedy in any particular circumstance;

	(iv)	principles limiting the availability of a remedy under a circumstance where Glencore has elected another remedy;

	(v)	limitations which may be imposed by law on the effectiveness of terms exculpating or exempting a party from a liability; and

	(vi)	the requirement that determinations, requests or demands which may be made pursuant to the exercise of discretion must be made reasonably;

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(c)

the ability to recover certain costs, fees and expenses in connection with litigation brought before the British Columbia Courts to enforce provisions of the Transaction Documents is in the discretion of the British Columbia Courts and counsel fees are subject to taxation;

(d)	claims becoming barred under laws regarding limitation of actions;

(e)	the Judgment Interest Act (British Columbia) limits interest on a judgment debt;

(f)

determinations, calculations, demands, requests, instructions and acts made by Glencore in the exercise of a discretion given to it under any Transaction Document, may not be enforceable if made or performed unreasonably or arbitrarily, and may not be treated as conclusive notwithstanding contrary provisions in any Transaction Document;

(g)	the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

(h)	limitations upon the right of Glencore to receive immediate payment of amounts stated to be payable on demand;

(i)	limitations upon the right of Glencore to enforce any Transaction Document on the basis of a default of a minor or non-substantive nature or having insubstantial consequences to Glencore;

(j)	we express no opinion on provisions of the Transaction Documents:

	(i)	directly or indirectly purporting to exclude unwritten variations, amendments, waivers or consents or to establish evidentiary standards;

	(ii)	purporting to bind or confer a benefit upon, persons who are not parties to that document;

	(iii)	purporting to allow severance of invalid, illegal or unenforceable provisions;

	(iv)	dealing with the waiving by a party of certain legal, statutory or equitable rights or doctrines;

	(v)	purporting to relieve Glencore from the consequence of its own negligence;

(vi)

which deem the Company to be holding certain assets in trust for Glencore on behalf of Glencore, since third parties dealing with the Company might otherwise have a preferential interest in the assets which are the subject of the deemed trust; or

(vii)

which provide or have the effect of providing for a higher rate of interest after than before default or for the payment of rates and/or fees which may exceed the “criminal interest rate” provisions of the Criminal Code (Canada); and

	(viii)	which constitute an agreement to agree;

(k)

provisions providing indemnification for a party's own acts or omissions when such act or omission involves negligence, a wilful or unlawful conduct or is found to constitute a penalty or be against public policy may not be enforceable and the enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy; and

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(l)

to the extent that a particular contractual provision (including the obligation to pay default interest) is characterized by the British Columbia Courts as a penalty, and not as a genuine pre-estimate of damages, it will not be enforceable notwithstanding its characterization by the parties.

6. RELIANCE LIMITATION

     This opinion is intended for the sole benefit of the addressees and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Yours truly,

EXHIBIT 5.4(f)
FORM OF TROUTMAN SANDERS OPINION

     1. The Registration Statement became effective upon filing with the Securities and Exchange Commission. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended no proceedings for such purpose have been instituted or are pending, contemplated or threatened by the Securities and Exchange Commission.

     2. The execution and delivery each of the Agreement, the Registration Rights Agreement and the Rights Certificate, by the Company and the performance by the Company of obligations thereunder (i) will not result in any violation of the United States federal securities law or the laws of the State of New York and (iii) will not require any consent, approval, authorization or other order of, or registration with, any New York or United States court or other governmental or regulatory authority or agency, except for such consents, approvals, authorizations, orders, or registrations which have been obtained or made by the Company or its subsidiaries and are in full force and effect under the Securities Act of 1933 or applicable state securities or blue sky laws.

     3. Based solely on the review of a letter, dated ____________, 2013, from the NYSE Regulation delivered to you on the date hereof, the Rights Offering Shares and the Standby Shares have been conditionally approved for listing on the NYSE MKT.

     4. Based solely on the review of a letter, dated ____________, 2013, from the NYSE Regulation delivered to you on the date hereof, the Rights have been approved for listing on the NYSE MKT.

     5. The statements under the heading “Certain United States Federal Income Tax Consideration” in the Final Prospectus, to the extent that such statements purport to constitute summaries of matters of law or regulation or legal conclusions, fairly and accurately summarize the matters described therein in all material respects, except that we render no opinion as to the Company’s status as a “passive foreign investment company” within the meaning of such term in the U.S. Internal Revenue Code of 1986, as amended.